SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PAVILION BANCORP, INC.
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
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(4)	Date filed: ____________________________________________________________________________

135 East Maumee Street
Adrian, Michigan 49221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 19, 2007

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pavilion Bancorp, Inc. (the “Company”), a Michigan corporation, will be held on April 19, 2007, at 7:00 p.m. (local time) at the Dominican Hall, Siena Heights University, 1247 East Siena Heights Drive, Adrian, Michigan, for the following purposes:

1.	To elect three (3) directors, each to hold office for a three-year term.

2.	To approve of the selection of the Company’s auditors for the 2007 fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed March 9, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

By order of the Board of Directors /s/ Melissa A. Covell Melissa A. Covell, Secretary

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.

Dated: March 19, 2007

PAVILION BANCORP, INC.
135 East Maumee Street
Adrian, Michigan 49221

PROXY STATEMENT

        This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Pavilion Bancorp, Inc. (the “Company”), to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 19, 2007, at 7:00 p.m. (local time), at the Dominican Hall, Siena Heights University, 1247 East Siena Heights Drive, Adrian, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The Company is paying all costs associated with the solicitation of proxies pursuant to this Proxy Statement.

VOTING AT THE MEETING

        This Proxy Statement and the accompanying proxy have been mailed to shareholders on or about March 19, 2007, to all holders of record of common stock of the Company as of the record date. The Board of Directors of the Company has fixed the close of business on March 9, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

        The Company has only one class of capital stock authorized, which is common stock. As of the record date, there were 727,852 shares of common stock of the Company outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and votes submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.

        If a proxy in the enclosed form is properly executed and returned to the transfer agent, the shares represented by the proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all of the nominees named in the Proxy Statement and FOR the proposal to approve the selection of the Company’s auditors for the 2007 fiscal year as set forth in this Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Secretary of the Company in writing or in open meeting, by submitting a proxy of a later date, or by attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Company.

        If your Company stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares “held in street name,” and this proxy statement is being forwarded to you by your broker or nominee.  Your name does not appear on the Company’s register of shareholders.  Therefore, you will not be able to vote in person at the Annual Meeting unless you have a legal proxy from the shareholder of record appointing you as proxy.  Instead, you should instruct your broker or nominee how to vote on your behalf.  If you have any questions about this process or the Annual Meeting, please contact your broker.

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Company authorize the Board of Directors to establish the size of the Board from time to time. The Board of Directors has presently established the size of the Board at 11 persons.

        The Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three year terms of office. The terms of four current directors will expire at the Annual Meeting. Of these four directors, the Board has nominated Dan R. Hupp, Barbara A. Mitzel, and Emory M. Schmidt for re-election with each to serve a three-year term expiring at the 2010 Annual Meeting of Shareholders. Information about these three incumbent directors nominated for re-election by the Board is set forth below.

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        The fourth director whose term is expiring is Fred R. Duncan. Mr. Duncan has elected to retire from the Board of Directors, effective at the Annual Meeting. No person has yet been nominated to fill the vacancy left by Mr. Duncan’s retirement. The Nominating/Corporate Governance Committee of the Company’s Board of Directors is in the process of considering potential candidates for recommendation to the Board of Directors. Under Michigan law and the Company’s Bylaws, the Board has the power to appoint a person to fill this vacancy without a shareholder vote once such a nominee has been recommended. For the reasons set forth below and because no nominee has yet been recommended, this vacant spot on the Board of Directors will not be filled at the Annual Meeting.

        Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named above. In the event any of such nominees becomes unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Except for those persons nominated by the Board of Directors, no other persons may be nominated for election at the 2007 annual meeting. The Company’s Bylaws require at least 60 days prior written notice of any other proposed shareholder nomination and no such notice has been received.

        A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

        The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The financial statements of the Company for the year ended December 31, 2006, have been examined by Plante & Moran, PLLC, certified public accountants, as independent auditors of the Company for the 2006 fiscal year. A representative of Plante & Moran, PLLC is expected to be at the annual meeting of shareholders and will have an opportunity to make a statement and be available to answer appropriate questions. Plante & Moran, PLLC has been the Company’s auditors for the past three years and has been reappointed by the Board of Directors as independent public accountants of the Company and its subsidiaries for the year ending December 31, 2007.

      Fees of Independent Accountants

        The fees billed by Plante & Moran, PLLC for the indicated services performed for fiscal years 2006 and 2005 were as follows:

	Fiscal 2006	Fiscal 2005

Audit Fees	$118,600	$120,075
Audit-Related Fees	24,200	42,950
Tax Fees	35,931	32,950
All Other Fees	-	-

        The amounts shown for “Tax Fees” were for tax compliance, tax advice, and tax planning services. The amount shown for “Audit-Related Fees” in 2005 reflects the amount paid for work on the Company’s tender offer for shares of its common stock, the sale of Bank of Washtenaw, and miscellaneous other small matters that occurred during 2005. The amount shown for “Audit-Related Fees” in 2006 reflects fees paid for a cost segregation study for the Bank’s new Hudson branch, fees related to a reduction-in-force completed during 2006, and fees paid for testing and other services related to the Bank’s information technology and calculation of allowance for loan and lease losses.

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        The Charter of the Audit Committee provides that the Audit Committee will administer the Company’s policy regarding the approval of audit and non-audit services. Under that policy, the Audit Committee must pre-approve all engagements of the Company’s independent auditors. Before the end of the first quarter of each year, the retention of the independent auditors to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. At the same time, the Audit Committee will evaluate other known potential engagements of the independent auditors, including the scope of the work proposed to be performed and the proposed fees and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditors’ independence from management. At each subsequent meeting of the Audit Committee, the Audit Committee will receive updates on the services actually provided by the independent auditors and management may present additional services for approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that the need arises for pre-approval between Audit Committee meetings. This might occur, for example, if the Company was proposing to execute a financing on an accelerated timetable. If the Chairman so approves any such engagements, he is required to report that approval to the full Audit Committee at the next Audit Committee meeting.

        All of the services provided by the independent accountants described above as “Tax Fees” and “Audit-Related Fees” were pre-approved by the Audit Committee under this policy.

      Approval of Selection of Independent Certified Public Accountants

        As noted, the Audit Committee has appointed Plante & Moran, PLLC as independent public accountants for the Company and its subsidiaries for the year ending December 31, 2007. Although the submission of this matter for approval by shareholders is not legally required, the Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of the shareholders. If the shareholders do not approve the selection of Plante & Moran, PLLC, the selection of such firm as independent auditors for the Company will be reconsidered by the Audit Committee.

      Vote Required For Approval

        The affirmative vote of a majority of the Company’s common stock voted at the annual meeting, in person or by proxy, is required to approve the selection of Plante & Moran, PLLC as independent auditors for 2007. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of Plante & Moran, PLLC as the Company’s independent auditors.

        The Board of Directors recommends a vote FOR approval of the selection of Plante & Moran, PLLC as the Company’s independent auditors for 2007.

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VOTING SECURITIES AND BENEFICIAL OWNERSHIP
BY MANAGEMENT AND OTHERS

        At March 9, 2007, the Company had outstanding 727,852 shares of common stock. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 9, 2007, the record date fixed by the Board of Directors. Votes cast at the meeting, and votes submitted by proxy, are counted by the inspectors of the meeting, who are appointed by the Company.

        As of March 9, 2007, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Company except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

Douglas L. Kapnick
159 North Scott Street	87,137	(3)	11.97%
Adrian, MI 49221

HOLDON (ESOP/401(k) Trust)(4)
135 East Maumee Street	57,001		7.83%
Adrian, MI 49221

(1)	See information following table below for what constitutes “beneficial ownership.”
(2)	Calculated based on shares outstanding plus shares subject to stock options held by the individual listed which are exercisable within 60 days (if any).
(3)	The number of shares beneficially owned by Mr. Kapnick includes 2,625 shares that may be acquired pursuant to stock options exercisable within 60 days, 78,565 shares held in various trusts for which he serves as trustee, and 5,692 shares held by his wife in trust.
(4)	Sky Financial is the trustee of the ESOP Trust, which holds shares of the Company for the ESOP. The trustee has voting and limited investment power over the shares held by the ESOP Trust which have not been allocated to an individual account, if any, and limited investment power over shares which have been allocated to an individual account. The ESOP Committee has the power to direct the trustee as to the voting of the shares held by the ESOP Trust that have not been allocated to an individual account, if any. Each of the members of the ESOP Committee disclaims beneficial ownership of shares held by the ESOP (except shares allocated to the person’s individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the members of the ESOP Committee as individuals unless the shares have been allocated to the person’s individual account under the ESOP. The members of the ESOP Committee are Terence Sheehan, Margaret M. S. Noe, and Marinus VanOoyen.

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        The information in the following table sets forth the beneficial ownership of the Company’s common stock by each of the Company’s directors, each of the executive officers listed in the Summary Compensation Table (presented later in this proxy statement), and by all directors and current executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(3)

Douglas L. Kapnick (Director)	87,137	(4)	11.97%
Richard J. DeVries (Director & Executive Officer)	1,490		0.20%
Fred R. Duncan (Director)	25,478	(5)	3.50%
Edward J. Engle, Jr. (Director)	6,811		*
Dan R. Hupp (Director)	1,767		*
Barbara A. Mitzel (Director)	310		*
Margaret M. S. Noe (Director)	4,436	(7)	*
Emory M. Schmidt (Director)	6,429		*
Terence R. Sheehan (Director)	1,470	(7)	*
J. David Stutzman (Director)	6,855		*
Marinus VanOoyen (Director)	5,364	(7)(8)	*
Mark D. Wolfe (Executive Officer)	441		0.06%
Ryan C. Luttenton (Former Executive Officer)	200		0.03%
Pamela S. Fisher (Former Executive Officer)	4,839		0.66%
All Directors and Current Executive Officers as a
Group (12 persons) (9)	147,988		20.33%

        *Less than 1%

(1)	See information following table for what constitutes "beneficial ownership."
(2)	The number of shares beneficially owned for each individual listed includes shares allocated to such individual's ESOP account, if any. It also includes shares that may be acquired pursuant to stock options held by such individual that are exercisable within 60 days, as follows:

Richard J. DeVries	399	Margaret M. S. Noe	1,895
Fred R. Duncan	3,318	Emory M. Schmidt	4,704
Edward J. Engle, Jr	4,704	Terence R. Sheehan	945
Douglas L. Kapnick	2,625	J. David Stutzman	2,688
Barbara A. Mitzel	210	Marinus VanOoyen	2,625

(3)	Calculated based on shares outstanding plus shares subject to stock options held by the individual listed which are exercisable within 60 days (if any).
(4)	Includes 5,692 shares held in Mr. Kapnick's wife's trust. Also includes 78,565 shares held in certain trusts for which Mr. Kapnick acts as trustee. Mr. Kapnick disclaims beneficial ownership of all shares listed in this footnote other than 77,591 shares held in a revocable, grantor trust.
(5)	Includes 1,083 shares held in trust by an adult child for the benefit of Mr. Duncan's wife. Mr. Duncan disclaims beneficial ownership of those shares.
(6)	Includes 190 shares owned by Mr. Engle's wife. Mr. Engle disclaims beneficial ownership of such shares.
(7)	Ms. Noe, Mr. Sheehan, and Dr. VanOoyen are members of the Company's ESOP Committee. The ESOP Committee has the power to direct the trustee of the ESOP as to the voting of the shares held by the ESOP Trust that have not been allocated to an individual account, if any. Each of the members of the ESOP Committee disclaims beneficial ownership of shares held by the ESOP (except shares allocated to the person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the members of the ESOP Committee as individuals unless the shares have been allocated to the person's individual account under the ESOP.
(8)	Includes 100 shares owned by Dr. VanOoyen's wife. Dr. VanOoyen disclaims beneficial ownership of such shares.
(9)	The group of directors and executive officers does not include Ryan C. Luttenton, who resigned as the Chief Financial Officer of the Company effective March 3, 2006, or Pamela S. Fisher, who retired as the Chief Operating Officer of the Company effective April 28, 2006.

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Beneficial Ownership

        The number of shares stated in the tables above is, except as described in the footnotes to the tables, based on information furnished by each person listed and includes shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power or investment power with respect to the security. This includes voting or investment power that may be held or shared by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

        The following information relating to the principal occupation or employment has been furnished to the Company by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than five years and each of them serves as a director of the Bank of Lenawee. The committees of the Company and/or the Bank of Lenawee on which each director serves are set forth at the end of his or her short biography below.

Nominees for Election as Directors for Terms Expiring in 2010

Dan R. Hupp (Company and Bank Director since 2005)
Dan R. Hupp, 61, is the owner of Dan’s Farm Supply and is a Past President of the Agricultural Society of Lenawee County. He has also been active in equipment dealers associations. He was appointed on May 19, 2005 to fill a vacancy on the Board. He resides in Adrian, Michigan.
Committee memberships: Company - None; Bank of Lenawee - Loan Committee.

Barbara A. Mitzel (Company and Bank Director since 2005)
Barbara Mitzel, 54, is the Consumer Energy Area Manager located in Adrian and responsible for Lenawee and Monroe Counties. She was appointed on January 20, 2005 by the Board to fill a vacancy on the Board. Ms. Mitzel is in her second term as an Adrian City Commissioner and serves on the Lenawee Chamber Foundation Board, the Adrian Brownfield Redevelopment Authority, the Lenawee County Community Corrections Advisory Board and is a member of the Michigan Municipal League’s Women in Municipal Government. Ms. Mitzel resides in Adrian, Michigan.
Committee memberships: Company – Audit Committee; Bank of Lenawee – Asset/Liability Committee.

Emory M. Schmidt (Company and Bank Director since 1994)
Emory Schmidt, 63, is Vice President of Brazeway, Inc.  Brazeway is a world-wide leader of extruded aluminum tubing and heat transfer components with facilities in the U.S., Latin America, Europe and Asia. In addition to his service on various committees of the Company and the Bank of Lenawee (listed below), Mr. Schmidt also serves as the Chairman of the Board of Directors of the Bank of Lenawee. He also serves as an Executive Committee Member of Lenawee Health Alliance and as a member of the ProMedica Physicians Corporation.  Mr. Schmidt resides in Adrian, Michigan.
Committee memberships: Company – Executive Committee (Chairman), Nominating/Corporate Governance Committee; Bank of Lenawee – Executive Committee, Asset/Liability Committee, Compensation Committee (Chairman).

Directors Whose Terms Expire in 2008

Douglas L. Kapnick (Company Director since 1993 and Bank Director since 1982)
Douglas Kapnick, 63, is Chairperson of Kapnick Insurance Group.  Kapnick Insurance Group is a full service insurance broker with offices in Adrian, Ann Arbor and Southfield with approximately 115 employees.  In addition to his service on various committees of the Company and the Bank of Lenawee (listed below), Mr. Kapnick serves as the Chairman of the Board of Directors of the Company. He is also a past member of the Board of Trustees for Siena Heights University. He is a Board member of the Greater Adrian Industrial Development Corporation and is a past recipient of the Lenawee Maple Leaf Award.  Mr. Kapnick resides in Adrian, Michigan.
Committee memberships: Company – Executive Committee; Bank of Lenawee – Executive Committee (Chairman), Loan Committee.

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Terence R. Sheehan (Company Director since 2003 and Bank Director since 2002)
Terence Sheehan, 42, is Vice President of Finance and Administration, Secretary/Treasurer and Chief Financial Officer, of Brazeway, Inc. Brazeway is a world-wide leader in the manufacture of extruded aluminum tubing and heat transfer components with facilities or licensees in the U.S., Latin America, Europe and Asia. He is Treasurer of Catholic Charities of Lenawee and a member of the Bixby Medical Center Community Board & Foundation. He is also a director of Rima Manufacturing, a precision machined products company in Hudson, Michigan. Mr. Sheehan resides in Adrian.
Committee Memberships: Company – Audit Committee (designated financial expert), Pension/ESOP Committee (Chairman); Bank of Lenawee – Asset/Liability Committee, Compensation Committee.

Dr. Marinus VanOoyen (Company Director since 2004 and Bank Director since 2000)
Marinus VanOoyen, 64, is President and owner of Adrian Radiological Associates. Dr. VanOoyen resides in Adrian.
Committee Memberships: Company – Audit Committee, Pension/ESOP Committee; Bank of Lenawee – Loan Committee.

Directors Whose Terms Expire in 2009

Richard J. DeVries (Company Director since 2004 and Bank Director since 2003)
Richard J. DeVries, 51, is the President and Chief Executive Officer of the Company and the Bank of Lenawee. In addition to his responsibilities to the Company and the Bank, he serves as a Board member for the Adrian Symphony, the Lenawee United Way and the Lenawee Chamber of Commerce. Mr. DeVries resides in Adrian. Prior to joining the Bank of Lenawee in 2003, Mr. DeVries served for several years as a Citizens Bank Community Bank President in Ypsilanti, Michigan.
Committee Memberships: Company - Executive Committee; Bank of Lenawee - Executive Committee, Loan Committee (Chairman), Asset/Liability Committee (Chairman).

Edward J. Engle, Jr. (Company Director since 1993 and Bank Director since 1986)
Edward Engle, Jr., 65, is President of Rima Manufacturing Company, a precision machined products company in Hudson, Michigan. Mr. Engle is a graduate of DePauw University (BA) and Toledo University (JD). He resides in Hudson, Michigan. He has 12 grandchildren.
Committee memberships: Company – Nominating/Corporate Governance Committee, Audit Committee (Chairman); Bank of Lenawee – Executive Committee, Loan Committee.

Margaret M. S. Noe (Company Director since 2004 and Bank Director since 2000)
Margaret Noe, 53, was originally appointed in December 2005 and elected in 2006 as Probate Judge of Lenawee County. Prior to that she was an Attorney at Law in Adrian and an Assistant Prosecuting Attorney for Lenawee County. Ms. Noe is a member of the Board of Trustees of Siena Heights University and serves on the Boards of the Lenawee County Chamber of Commerce, the Sage Center at Bixby Medical Center and St. Joseph Academy. Ms. Noe resides in Adrian.
Committee memberships: Company – Executive Committee, Nominating/Corporate Governance Committee, Pension/ESOP Committee; Bank of Lenawee – Asset/Liability Committee.

J. David Stutzman (Company and Bank Director since 1993)
David Stutzman, 61, is a Member of Raymond & Stutzman LLC, which is a beef feeding and crop farming operation in Seneca, Michigan. He also is an Advisory Board member of the Producer’s Livestock Association, is a past board member of Morenci Area Schools and currently serves on various boards for the First Congregational Church. Mr. Stutzman resides in Seneca, Michigan.
Committee memberships: Company – Audit Committee; Bank of Lenawee – Loan Committee, Compensation Committee.

Independence of Directors and Attendance at Meetings

        The Board of Directors of the Company is composed of a majority of independent directors (as independence is defined in Rule 4200(a)(15) of the NASD Listing Standards). The independent directors of the Company’s Board of Directors are: Fred R. Duncan, Dan R. Hupp, Barbara A. Mitzel, Emory M. Schmidt, Terence R. Sheehan, Marinus VanOoyen, Edward J. Engle, Jr., Margaret M.S. Noe, and J. David Stutzman. The only directors who are not independent under this standard are Douglas L. Kapnick and Richard J. DeVries. Each of the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee of the Board of Directors is comprised solely of independent directors.

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        During the fiscal year ended December 31, 2006, the Board of Directors of the Company held a total of 10 meetings, and the Board of Directors of the Bank held a total of 13 meetings. Various committees of the Boards held meetings as needed. Each director attended at least 75% of the total meetings of the Boards of Directors and meetings of the committees on which he or she served.

        The Company encourages all members of its Board of Directors to attend the Company’s annual meeting of shareholders each year. All members of the Board of Directors of the Company attended the Company’s 2006 annual meeting.

Communication with the Company’s Board of Directors

        Shareholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board, or to a particular committee of the Board at 135 East Maumee Street, Adrian, Michigan 49221.

Code of Ethics

        The Company has adopted a Code of Ethics that applies to the Company’s executive officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and all of the directors. The Company’s Code of Ethics can be obtained free of charge by sending a request to the Company’s corporate secretary at 135 East Maumee Street, Adrian, Michigan 49221. Any changes or waivers to the Code of Ethics will be disclosed.

AUDIT COMMITTEE

        The Board of Directors of the Company has an Audit Committee that oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; appoints and approves the compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the auditors to perform the internal audit functions and services which the independent auditors are not permitted to perform; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements.

        The Audit Committee is composed of  Edward J. Engle, Jr. (Chairman), Barbara A. Mitzel, Terence R. Sheehan, J. David Stutzman, and Marinus VanOoyen. Mr. Sheehan has been designated by the Board as the Audit Committee’s financial expert. All members of the Company’s Audit Committee, including Mr. Sheehan, are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter. Although the Company does not post this charter on its website, a copy of the charter was attached as Exhibit A to the Company’s proxy statement for the 2004 Annual Meeting. The Audit Committee met 11 times during the fiscal year ended December 31, 2006.

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Audit Committee Report

        On February 27, 2007, the Audit Committee submitted to the Board the following report.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and have discussed with the independent auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted, Edward J. Engle, Jr. Barbara A. Mitzel Terence R. Sheehan	J. David Stutzman Marinus VanOoyen

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

        The Company’s Nominating/Corporate Governance Committee consists of Fred R. Duncan, Edward J. Engle, Jr., Emory M. Schmidt, and Margaret M. S. Noe. Each of the members of the Committee has been determined by the Board of Directors to be independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Committee operates under a charter. Although the Company does not post this charter on its website, a copy of the charter was included as an appendix to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders. The Committee met once during 2006 to consider director nominations. The primary function of the Nominating/Corporate Governance Committee is to make recommendations to the Board of Directors as to which persons should be nominated to fill any vacancies on the Board and to oversee the assessment of the continued qualifications of each Board member. The Committee also oversees various corporate governance policies and other matters.

The Nomination Process

        With respect to the nomination process, the Committee reviews the composition and size of the Board to insure that it has the proper expertise and independence; determines the criteria for the selection of Board members and Board Committee members; plans for continuity on the Board as existing Board members retire or rotate off the Board; establishes criteria for qualifications as independent directors, consistent with laws and listing standards; maintains a file of suitable candidates for consideration as nominees to the Board; reviews Board candidates recommended by shareholders in compliance with all director nomination procedures for shareholders; and recommends to the Board the slate of nominees of directors to be elected by the shareholders and any directors to be elected by the Board to fill vacancies. While the Committee also has authority to retain a search firm or consultants to assist in identifying director candidates, to date no such search firm or consultants have been engaged.

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        The Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Committee requires that each Board candidate will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, and the ability to advance constructive debate. It is considered important for the Board as a whole to operate in an atmosphere where the chemistry of the individuals is a key element.

        The Committee will consider shareholder nominations for directors submitted in accordance with the procedure set forth in Section 4.2 of the Company’s Bylaws. The procedure provides that a notice relating to the nomination must be given in writing to the Company not later than 60 days nor more than 90 days prior to the anniversary of the prior year’s annual meeting. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder and persons acting in concert with the nominating stockholder. There are no differences in the manner in which the Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a shareholder. As noted, the Committee has not received any recommended nominations from any of the Company’s shareholders in connection with the Annual Meeting.

        Upon receipt of information concerning a shareholder proposed candidate, the Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Board for discussion. Similarly, if at any time the Board determines there may be a need to add or replace a director, the Committee develops a Director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search. The Committee has not, to date, paid any third party fee to assist in identifying and evaluating nominees.

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COMPENSATION OF EXECUTIVE OFFICERS

        All of the executive officers of the Company are also officers of the Company’s subsidiary bank, the Bank of Lenawee. They serve as officers of the Company as an incident to their primary service as an officer and employee of the subsidiary bank and receive no compensation directly from the Company. The Board of Directors of the Bank (which is comprised of the same members as the Board of Directors of the Company) has the authority and responsibility for setting compensation for the Bank’s officers, including those officers who also serve as officers of the Company.

        Because of this relationship, the Compensation Committee of the Bank of Lenawee serves as the Compensation Committee of the Company. The members of the Compensation Committee are Emory M. Schmidt, Fred R. Duncan, Terence R. Sheehan, and J. David Stutzman. The primary function of the Compensation Committee is to recommend to the Board of Directors the compensation package to be paid to the executive officers of the Bank and the Company. The Compensation Committee is in the process of adopting a written charter. The Compensation Committee met once during 2006.

        The Compensation Committee is responsible for making a recommendation to the Board of Directors of the Bank of Lenawee as to the total compensation to be paid to the executive officers of the Company. In making this recommendation, the Committee first solicits the input of the Executive Committee of the Bank, which the Compensation Committee believes is more intimately familiar with the daily operations and challenges faced by the executive officers. The Compensation Committee then receives data regarding comparable salaries paid to executive officers in similar positions. After deliberating with respect to all of such information, as well as any other data solicited by or provided to the Committee, the Committee makes a compensation recommendation to the full Board of Directors of the Bank of Lenawee, which retains final authority to approve such compensation. In granting such approval, any executive officer whose compensation is being considered and approved is excluded from participating in the discussion and approval of his recommended compensation.

        The Pension Committee of the Board of Directors of the Company has responsibility for establishing and administering the formal employee benefit plans available to the employees of the Bank of Lenawee. These plans currently include a Defined Benefit Pension Plan, a qualified Employee Stock Ownership Plan, and a 401(k) Plan.

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Summary Compensation Table for 2006

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Richard J. DeVries -	2006	$192,000	-		$23,000	(6)	$13,000	$8,737	(8)	$236,737
President & CEO(1)

Mark D. Wolfe -	2006	$101,187	$9,700	(4)	$6,289	(7)	$7,000	$2,324	(9)	$126,500
CFO (1)

Ryan C. Luttenton -	2006	$20,192	$10,000	(5)	-		-	$3,796	(10)	$33,988
Former CFO (1)(2)

Pamela S. Fisher -	2006	$100,528	-		-		$16,000	$86,060	(11)	$202,588
Former COO (1)(3)

(1)	Position held with both Company and Bank of Lenawee.
(2)	Mr. Luttenton was the CFO of the Company and the Bank of Lenawee from January 16, 2006, through March 3, 2006. He held no other positions with either the Company or the Bank.
(3)	Ms. Fisher was the COO of the Company and the Bank of Lenawee until she retired, effective April 28, 2006.
(4)	The Company granted Mr. Wolfe 200 shares of common stock on December 27, 2006. The value of $9,700 was calculated using the market value as of the grant date.
(5)	The Company granted Mr. Luttenton 200 shares of common stock on March 1, 2006, in connection with his hiring as CFO of the Company and Bank of Lenawee. The value of $10,000 was calculated using the market value as of the grant date.
(6)	This is the amount paid to Mr. DeVries in 2007 based on the performance of the Company during 2006. This does not include the amount of $103,000 paid to Mr. DeVries in March of 2006 based on the performance of the Company during 2005. See the discussion of the Company’s Pay for Performance Plan below.
(7)	This is the amount paid to Mr. Wolfe in 2007 based on the performance of the Company during 2006. See the discussion of the Company’s Pay for Performance Plan below.
(8)	This includes $4,337 for the cost to the Company of providing an automobile to Mr. DeVries for his use during the year and $4,400, equal to the value of the Company’s contributions to the 401(k) account of Mr. DeVries.
(9)	This represents the value of the Company’s contributions to Mr. Wolfe’s 401(k) account. (10) This is the amount of relocation expenses that were reimbursed to Mr. Luttenton in connection with his hiring as CFO of the Company and the Bank of Lenawee.
(10)	This is the amount of relocation expenses that were reimbursed to Mr. Luttenton in connection with his hiring as CFO of the Company and the Bank of Lenawee.
(11)	This represents a $50,000 retirement benefit paid to Ms. Fisher in 2006, payment of accumulated paid time off (PTO) of $30,500, and the amount of $5,560 as the value of medical and dental coverage provided to Ms. Fisher after her retirement.

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Grants of Plan-Based Awards - 2006

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Name	Threshold ($)	Target ($)	Maximum ($)

Richard J. DeVries
• 2006 P3(1)	-0-	$44,300	$115,200

Mark D. Wolfe
• 2006 P3(1)	-0-	$12,113	$31,500

Ryan C. Luttenton	N/A	N/A	N/A

Pamela S. Fisher	N/A	N/A	N/A

(1)	Bonus payable in early 2007 based on performance during 2006. This relates to the amounts reported in the Summary Compensation Table above as Non-Equity Incentive Plan Compensation earned in 2006 ($23,000 for Mr. DeVries and $6,289 for Mr. Wolfe).

        As noted above, only Mr. DeVries and Mr. Wolfe are current executive officers of the Company and the Bank of Lenawee. Mr. Luttenton and Ms. Fisher are former executive officers.

Pay for Performance Plan (P3) — 2006

        In addition to their annual salary, the executive officers are eligible to participate in the Company’s “Pay for Performance Plan,” which is referred to as “P3.” The P3 is an incentive compensation plan that entitles participants to an additional cash payment based on the performance of the Company during a fiscal year. The performance targets (discussed below) are established by the full Board on an annual basis (based on a recommendation from the Compensation Committee) and communicated to the executives.

        Payments under P3 are generally made within 90 days after fiscal year end. For example, the bonuses payable based on the Bank’s performance during 2006 are paid by the end of March 2007.

        The Grants of Plan Based Awards table above shows the material terms of the P3 for 2006, i.e., the amounts payable to the executives in early 2007 based on the Company’s performance in 2006. The amounts shown in the Grants of Plan Based Awards table above for the 2006 P3 are the estimated, possible payments at the time the 2006 P3 performance targets were established (in 2006). The actual amounts paid under the 2006 P3 are disclosed in the Summary Compensation Table above ($23,000 for Mr. DeVries and $6,289 for Mr. Wolfe). This allows a comparison of the estimated payout to the actual payout.

        The P3 targets for 2006 performance were as follows: No P3 bonuses would be made unless and until the consolidated net income of the Company for 2006 exceeded a threshold amount. In addition to this threshold amount, a budgeted (or target) net income amount and a maximum net income amount were established. If the Company’s consolidated net income hit the budgeted amount, the executive would receive a partial payout of his eligible P3 bonus (i.e., the “Target” amount shown in the chart above). If the Company’s consolidated net income hit the maximum amount established under the P3, the executive would receive a full payout of his eligible P3 bonus (i.e., the “Maximum” amount shown in the chart above). If consolidated net income for 2006 was between the threshold and the maximum, the executive’s P3 bonus would be determined on a lineal basis between the minimum bonus (zero) and the maximum payout. The actual consolidated net income for 2006 was $2,401,000. Therefore, the bonuses payable under the P3 for the CEO and CFO were $23,000 and $6,289, respectively. This represents approximately 20% of the bonus that the executives were eligible to receive under the 2006 P3.

        As noted in the footnotes to the Summary Compensation Table above, Mr. DeVries was paid a bonus of $103,000 in 2006 based on the performance of the Company during fiscal year 2005. Mr. Wolfe was not paid any bonus based on 2005 performance because he was not an executive officer during 2005 and therefore not entitled to participate in P3. Ms. Fisher, who was an executive officer during 2005, received a payment of $49,200 in 2006 based on the performance of the Bank during fiscal year 2005.

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Management Profit Sharing Plan

        For 2007, the Company’s Board of Directors has adopted a incentive performance plan substantially similar to the P3 plan described above. (The plan has been re-named as the “Management Profit Sharing Plan” or “MPSP.”) The MPSP will operate substantially in the same manner as the P3 plan described above. In addition, the Board of Directors has retained discretion to increase or decrease bonuses that may otherwise become payable under the parameters of the MPSP due to criteria considered by the Board in its sole discretion.

Outstanding Equity Awards at December 31, 2006

Option Awards

	No. of Securities Underlying Unexercised Options (#)	No. of Securities Underlying Unexercised Options (#)

Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date

Richard J. DeVries	189	126	(1)	$ 50.71	February 20, 2014
	210	315	(2)	$ 61.00	February 18, 2015

Mark D. Wolfe	-0-	-0-		-0-	-0-

Ryan C. Luttenton	-0-	-0-		-0-	-0-

Pamela S. Fisher	-0-	-0-		-0-	-0-

(1)    Of these unvested options, 63 will vest on February 20, 2008, and 63 will vest on February 20, 2009.
(2)    Of these unvested options, 105 will vest on each of February 18, 2008, 2009, and 2010.

Pension Benefits

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Richard J. DeVries	Defined Benefit Pension Plan	2.5	$28,000	$0

Mark D. Wolfe	Defined Benefit Pension Plan	6.0	$21,000	$0

Ryan C. Luttenton	N/A	N/A	N/A	N/A

Pamela S. Fisher	Defined Benefit Pension Plan	18.5	$105,000	$0

        The Company maintains a defined benefit pension plan for substantially all employees of its subsidiary bank; however, effective January 1, 2006, no new employees are eligible to participate in the Plan.  The Plan formula provides a monthly life annuity, payable at Normal Retirement Age, equal to the sum of the following:

(a)	For each year of Benefit Service from January 1, 1988, to December 31, 1991, 1% of Earnings plus 0.65% of Earnings in excess of $10,000; plus

(b)	For each year of Benefit Service after January 1, 1992, 1% of Earnings plus 0.65% of Earnings in excess of 50% of Social Security Covered Compensation.

        The maximum years of Benefit Service is 35. The Earnings covered by the Plan include salary and bonus.  Social Security Covered Compensation is defined as the average of the Social Security Maximum Taxable Wage Bases for the 35-year period ending with the year in which Social Security Retirement Age is attained.  The Social Security Covered Compensation used in a given accrual year is the amount for an individual who reaches Social Security Retirement Age in that year.

        The values listed above as the Present Value of Accumulated Benefit were calculated using the GAM mortality table projected 5 years and assuming a retirement age of 65 and a discount rate of 7.75%. See footnote 11 to the Company’s audited financial statements for more information regarding the Plan.

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Potential Payments Upon Termination or Change in Control

Retirement Benefits to Former COO

        Pamela S. Fisher served as the Executive Vice President and Chief Operating Officer (COO) of the Company and the Bank of Lenawee until her retirement effective April 28, 2006.  In connection with her retirement, the Company, the Bank, and Ms. Fisher entered into a Supplemental Retirement Agreement and Release.  Pursuant to such Supplemental Retirement Agreement, the Bank agreed to pay and provide Ms. Fisher with the following:

•	Continuation of her salary (at the rate in effect on April 28, 2006) through June 30, 2006 (this amounted to aggregate gross payments of $25,000 for the period from which she ceased working on April 28 through June 30);

•	Payment of a retirement benefit of $250,000, payable over five years in annual installments of $50,000 on each July 1, beginning July 1, 2006;

•	Payment of accumulated paid time off (PTO) equal to $30,500;

•	Medical and dental coverage substantially similar to the coverage provided by the Bank to its employees from time to time until September 1, 2014; and

•	Medical and dental coverage to her spouse through June 30, 2006, with the option to continue such insurance through September 1, 2014, if Ms. Fisher elects to pay the additional premium for such spousal coverage during the extended period.

        The amounts and benefits described above are included in the compensation reported for Ms. Fisher in the Summary Compensation Table above.

        Under the Supplemental Retirement Agreement and Release, Ms. Fisher agreed not to compete with the Company or the Bank for a period of five years.

Potential Payments to CEO

        The Company, the Bank, and Richard J. DeVries, the CEO of the Company and the Bank, have entered into an Employment Agreement. The employment of Mr. DeVries is on an at-will basis; however, this Employment Agreement requires the Bank to pay Mr. DeVries severance compensation equal to one year’s salary if the Bank or Company terminates his employment without cause or if Mr. DeVries terminates his employment after his duties and responsibilities are modified as a result of a change in control of the Company or the Bank or after his duties and responsibilities are substantially diminished by the Company or the Bank (whether or not in connection with a change in control). Any such severance payment would be payable in a single lump sum. If the employment of Mr. DeVries was terminated as of the date this proxy statement is mailed, this lump sum payment would be $205,000 (less applicable taxes and other withholdings).

        In addition, if the employment of Mr. DeVries is terminated due to disability, the Bank is required to make supplemental payments to Mr. DeVries (i.e., in addition to any disability benefits he may otherwise receive under the Bank’s plans) for a period of 12 months such that he continues to receive a monthly amount equal to 2/3 of his regular salary.

        Finally, upon termination of his employment (for whatever reason), the Bank is obligated to purchase the primary residence owned by Mr. DeVries, based on an average of two market appraisals, up to a maximum of $400,000.

        In exchange for these severance payments plus an additional payment of $1,000 by the Bank, Mr. DeVries must agree to execute a settlement and release of all claims that he may have against the Company, the Bank, and certain related parties as a result of such termination or otherwise.

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        Pursuant to the Employment Agreement, Mr. DeVries has agreed not to compete with the Company or the Bank in certain southeast Michigan counties or solicit the Bank’s customers or employees for a period of one year following termination of his employment.

Potential Payments to CFO

        The Company, the Bank, and Mark D. Wolfe, the CFO of the Company and the Bank, have entered into an Employment Agreement. The employment of Mr. Wolfe is on an at-will basis; however, this Employment Agreement requires the Bank to pay Mr. Wolfe severance compensation equal to one year’s salary if the Bank or Company terminates his employment without cause or if Mr. Wolfe terminates his employment after his duties and responsibilities are modified as a result of a change in control of the Company or the Bank or after his duties and responsibilities are substantially diminished by the Company or the Bank (whether or not in connection with a change in control). Any such severance payment would be payable in a single lump sum. If the employment of Mr. Wolfe was terminated as of the date this proxy statement is mailed, this lump sum payment would be $120,000 (less applicable taxes and other withholdings).

        In exchange for these severance payments plus an additional payment of $1,000 by the Bank, Mr. Wolfe must agree to execute a settlement and release of all claims that he may have against the Company, the Bank, and certain related parties as a result of such termination or otherwise.

        Pursuant to the Employment Agreement, Mr. Wolfe has agreed not to compete with the Company or the Bank in certain southeast Michigan counties or solicit the Bank’s customers or employees for a period of one year following termination of his employment.

Miscellaneous

        Except for the benefits described above and except for benefits payable under the defined benefit pension plan described above, there are no other contracts, plans, or arrangements that will potentially provide executive officers with payments or other benefits upon termination of their employment or upon a change in control of the Company or the Bank.

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Director Compensation for 2006

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)	Total ($)

Fred R. Duncan	$14,250		-0-(3)	$14,250

Dan R. Hupp	$11,650		-0-(4)	$11,650

Barbara A. Mitzel	$15,250		-0-(5)	$15,250

Emory M. Schmidt	$16,550	(1)	-0-(6)	$16,550	(1)

Douglas L. Kapnick	$13,750		-0-(7)	$13,750

Terence R. Sheehan	$14,300		-0-(8)	$14,300

Marinus VanOoyen	$13,200		-0-(9)	$13,200

Edward J. Engle, Jr	$16,950	(2)	-0-(10)	$16,950	(2)

Margaret M. S. Noe	$13,100		-0-(11)	$13,100

J. David Stutzman	$15,850		-0-(12)	$15,850

(1)	Mr. Schmidt receives a higher annual retainer for serving as the Chairman of the Board of Directors of Bank of Lenawee. See below.
(2)	Mr. Engle receives an additional $1,800 annual retainer for serving as the Chairman of the Audit Committee of the Company’s Board of Directors. See below.
(3)	As of December 31, 2006, Mr. Duncan held options to purchase an aggregate of 5,334 shares of Company stock (all of which are exercisable).
(4)	Mr. Hupp does not hold any Company stock options.
(5)	As of December 31, 2006, Ms. Mitzel held options to purchase an aggregate of 525 shares of Company stock (105 of which are exercisable).
(6)	As of December 31, 2006, Mr. Schmidt held options to purchase an aggregate of 4,704 shares of Company stock (all of which are exercisable).
(7)	As of December 31, 2006, Mr. Kapnick held options to purchase an aggregate of 2,625 shares of Company stock (all of which are exercisable).
(8)	As of December 31, 2006, Mr. Sheehan held options to purchase an aggregate of 1,575 shares of Company stock (630 of which are exercisable).
(9)	As of December 31, 2006, Dr. VanOoyen held options to purchase an aggregate of 2,625 shares of Company stock (all of which are exercisable).
(10)	As of December 31, 2006, Mr. Engle held options to purchase an aggregate of 5,334 shares of Company stock (all of which are exercisable).
(11)	As of December 31, 2006, Ms. Noe held options to purchase an aggregate of 2,525 shares of Company stock (1,475 of which are exercisable).
(12)	As of December 31, 2006, Mr. Stutzman held options to purchase an aggregate of 3,318 shares of Company stock (2,268 of which are exercisable).

        Fees Paid — Board of Directors of Company. The Company does not pay an annual retainer to its directors, except that it pays an annual retainer of $1,800 to the Chairman of the Audit Committee of its Board of Directors. Each director of the Company receives $350 for attending each Board meeting and $300 for attending each committee meeting.

        Fees Paid — Board of Directors of Bank of Lenawee. The Bank of Lenawee pays an annual retainer of $600 to each of its directors, except that the Chairman of the Board receives an annual retainer of $4,800. Each director of the Bank receives $350 for attending each Board meeting and $300 for attending each committee meeting.

        As discussed below, the Executive Committee of the Board of Directors of the Bank evaluates the fees paid to the Bank’s directors on an annual basis and makes recommendations for any increases or changes in the fee structure to the full Board, which retains ultimate responsibility for approving any such fees. A similar process is used at the Company level (i.e., the Board approves director fees based on recommendations from the Executive Committee).

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The primary objectives of the compensation program of Pavilion Bancorp and the Bank of Lenawee are to retain and, when necessary, attract qualified executive officers and to create and maintain a culture where those executives and other employees will be motivated to improve the earnings of the organization and maximize shareholder value.

        All of the executive officers of the Company are also officers of the Company’s subsidiary bank, the Bank of Lenawee. They serve as officers of the Company as an incident to their primary service as an officer and employee of the subsidiary bank and receive no compensation directly from the Company. The Board of Directors of the Bank (which is comprised of the same members as the Board of Directors of the Company) has the authority and responsibility for setting compensation for the Bank’s officers, including those officers who also serve as officers of the Company.

        The Bank operates in the community banking and financial services industry, in which there is stiff competition for managerial talent. Therefore, a primary factor in establishing the current compensation of executives, including base salary and bonuses, is the compensation paid within the industry. The Bank must pay what its competitors do in order to retain qualified executives. However, as described in more detail below, both company-wide and individual performance are taken into account when setting compensation, especially with respect to bonuses to be paid.

Compensation Committee

        The Compensation Committee is appointed to assist the Board in discharging its responsibilities relating to the compensation of executive officers. The Compensation Committee is comprised of four directors, each of whom has been determined by the Board to be independent in accordance with applicable standards.

        The CEO and other members of management may attend meetings of the Compensation Committee at the request of the Committee. However, the Compensation Committee also meets in executive sessions (without management) as necessary.

Compensation Consultants

        The Compensation Committee has not historically engaged any outside consultant to advise the Committee with respect to compensation of executives.

Role of Executives in Establishing Compensation

        The Compensation Committee is responsible for recommending CEO and CFO compensation to the Board of Directors for approval. The CEO provides input with respect to compensation decisions for other officers (including the CFO) and is (along with management) primarily responsible for making compensation decisions for the other employees of the Bank, within established guidelines. Since the Compensation Committee and the entire Board recognize that the CEO and CFO have the greatest opportunity to influence the performance of the Bank, the Committee and Board concentrate their efforts on establishing proper rewards and incentives for these executive officers. This structure provides the CEO and CFO the freedom to influence and motivate other employees to positively impact performance.

Compensation Committee Activity

        The Compensation Committee met once during 2006 and met again in February of 2007. At such meetings, the Committee accomplished the following:

•	reviewed and recommended to the Board of Directors of the Bank each element of compensation payable to the CEO and CFO, as well as the aggregate total compensation payable to them;

•	reviewed and approved the P3 payout for 2006 performance (described above); and

•	reviewed the targets and performance indicators under the Bank's P3 bonus program (described below).

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Objectives of Compensation Program

        The Bank’s compensation program is primarily comprised of two fundamental components:  (1) base salary, and (2) annual performance-based cash bonuses. The Bank provides a combination of these components to its executives as a means of rewarding them for improving the performance of the Bank. The elements of compensation are utilized to accomplish several objectives, including:

•	provide the means to attract, motivate, and retain qualified executive officers;

•	provide long-term success by focusing on improving customer satisfaction, community relations, and the implementation of the Bank's strategic plan;

•	provide compensation that is competitive in the markets in which the Bank operates; and

•	provide annual bonus compensation reflective of both individual achievement and overall Bank performance.

        This compensation program is reviewed periodically, including during 2006. The performance of the Bank, the performance of particular individuals, employee turnover, and employee morale are important factors in determining whether the compensation program is consistent with the Bank’s philosophy and is meeting its objectives.

Benchmarking

        The Compensation Committee reviews information regarding the compensation levels of other financial institutions, including from compensation surveys published by the Michigan Bankers Association, the Bank Administration Institute, and similar sources. The Bank considers its peers for compensation purposes to generally be other community banks within Michigan and the Midwest in general.

Compensation Elements in General

        As noted above, the Bank’s compensation program is comprised of two fundamental elements:  (1) base salary and (2) annual performance-based cash bonuses. In addition to these two primary elements, the Bank occasionally provides stock compensation to its executive officers.

        Base Pay. Base compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and positions reflecting comparable responsibility. While the Compensation Committee recommends CEO and CFO base salaries to the Board of Directors of the Bank for approval, the CEO retains authority to establish base salary decisions for officers other than himself. Base salaries for both the CEO and the CFO are approved by the entire Bank Board of Directors, based on the recommendations of the Compensation Committee. A variety of factors are considered by the Compensation Committee in making its recommendations concerning executive officer compensation, as discussed in more detail below.

        Annual Cash Bonuses. Executive officers, as well as certain other employees, are eligible to receive annual cash bonuses pursuant to the Bank’s “Pay for Performance Plan” (which is referred to informally as “P3" and which has been re-named as the “Management Profit Sharing Plan” or “MPSP” for 2007). See the discussion above for more information about this plan.

        Stock-Based Compensation. The Bank does not have any formal or informal plan pursuant to which its executive officers are awarded equity-based compensation. The Bank previously maintained a stock option plan, but that plan expired in January of 2006, and the decision was made not to renew the plan. Generally, any stock-based compensation paid is intended to supplement an executive officer’s base salary and bonus, with the goal of better aligning the interests of the executive with those of the Company’s shareholders. The Bank’s stock-based compensation generally includes the award of shares of the Company’s common stock to executive officers.

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Impact of Individual Performance Evaluation

        In addition to the organization’s overall performance, the individual performance of executive officers has the potential to impact their compensation as well. Each year, the Bank undertakes an internal CEO performance review. In conducting this evaluation, each director (excluding the CEO) evaluates CEO performance on a variety of factors including:

•	leadership;
•	strategic planning;
•	financial results;
•	succession planning;
•	human resources and diversity;
•	communications with the Board, management, employees, and shareholders;
•	external relations with our communities;
•	Board relations; and
•	regulatory and policy compliance.

        The Executive Committee of the Company and the Compensation Committee gather the results of this evaluation. Next, the results are presented to the entire Board, where they are discussed with the CEO. The Compensation Committee takes the results of this evaluation into account in making its recommendations to the entire Board on the compensation to be paid and objectives for the CEO for the next year. Based on this process, the CEO’s base salary and any stock-based awards are determined and approved by the Board of Directors. This information is also used in establishing the performance targets for the P3.

        The annual performance evaluation of the CFO is performed by the CEO and then discussed with the Compensation Committee. The results of this evaluation are taken into account by the Committee in making a recommendation on the CFO’s compensation package. The ultimate decision with respect to CFO compensation is made by the CEO.

Specifics on Elements of Compensation for 2006 and 2007

        The Summary Compensation Table for 2006, shown above, shows the base salary, bonuses, stock awards, and other compensation for each of the named executive officers. Total compensation for each named executive officer is also reflected in that table.

        Base Salary. The base salaries for the named executive officers are set forth in the Summary Compensation Table for 2006. The base salary paid to the CEO during 2006 ($192,000) represented a 3.73% increase over his base salary for 2005 ($185,101). For 2007, the base salary of the CEO has been increased by 6.77% to $205,000. These increases primarily represent increases the Bank believed were necessary for the CEO’s salary to remain competitive with those earned by other chief executives within the market.

        At the beginning of 2006, Mark Wolfe was the Controller of the Bank and the Company and earned a base salary of $83,000. On March 1, 2006, his salary was increased to $88,000 in recognition of additional duties he was being asked to perform, including assisting in the training and transitioning of the Company’s new CFO. On March 6, 2006, Mr. Wolfe was promoted to CFO of the Company and his salary was increased to $105,000 to reflect the additional responsibilities required of his new position. For 2007, Mr. Wolfe’s base salary has been increased by 14.28% to $120,000.

        Bonuses.        Bonuses paid to the named executive officers in 2006 are also shown in the Summary Compensation Table under “Non-Equity Plan Incentive Compensation.” These bonuses were paid under the P3 plan, described above. The performance targets for 2006 and 2007 are described above in the discussion following the Grants of Plan-Based Awards for 2006 table. As a result of the Company’s performance during 2006, Mr. DeVries, the CEO of the Company and the Bank, earned a P3 bonus of $23,000, and Mr. Wolfe, the CFO of the Company and the Bank, earned a P3 bonus of $6,289.

        Stock-Based Compensation. In 2006, Mr. Wolfe was granted 200 shares of Company stock. This was a discretionary grant of stock made by the Board of Directors in an effort to help provide an incentive to the CFO to improve the performance of Company by aligning his interests with those of the shareholders of the Company.

        Other Compensation. The Bank has generally maintained a conservative level of perquisites and personal benefits. Besides providing a car for the use of the CEO, the Company maintains a defined benefit pension plan and an Employee Stock Ownership and 401(k) plan (which is available to substantially all employees). In addition, executive officers are eligible to participate in the Company’s Employee Stock Purchase Plan, which allows employees to defer current compensation (base salary) in order to purchase shares of the Company’s common stock. Stock is available for purchase under this plan at market value.

21

        Retirement Benefits. As disclosed above, the Company and the Bank determined to pay certain retirement benefits to Pamela Fisher, its former Executive Vice President and COO. Ms. Fisher served the Bank for over 27 years. In recognition of her service to the Bank and in exchange for her agreement not to compete with the Bank for a period of 5 years, the Company and Bank agreed to pay her the retirement benefits described above.

        In addition, the Company and the Bank have provided certain severance benefits to the CEO, as described under “Potential Payments Upon Termination or Change in Control — Potential Payments to CEO” above. The Company believes these severance benefits are relatively standard within the community banking industry for chief executive officers, were a necessary factor in recruiting Mr. DeVries to the Bank, and represent an appropriate retention tool as well (especially in the event of a change in control of the Bank).

Director Compensation

        As discussed above, the Executive Committee of each of the Company and the Bank annually review the fees and other compensation to be paid to directors and recommend any increases or changes to the full Board. The directors are paid on the basis of an annual retainer, plus cash fees for each Board meeting and each committee meeting attended by the director. See “Director Compensation for 2006” above for further details.

Stock Ownership

        The Company does not currently have any stock ownership guidelines for its executive officers or directors.

Impact of Regulatory Requirements

        In making compensation design and award decisions, the Company and the Bank have considered the ability to deduct compensation in accordance with Internal Revenue Code Section 162(m). The impact of Section 16 of the Securities and Exchange Act of 1934 and rules promulgated thereunder have also been considered. The Company has also undertaken certain actions disclosed in its SEC filings with respect to the impact of expensing stock-based awards (including stock options) under FAS 123R.

        The new executive compensation disclosure rules applicable to annual reports and proxy statements after December 15, 2006, have had no material impact on the decisions made by the Company and the Bank regarding compensation.

Conclusion

        The Company and the Bank have concluded that each individual element of compensation, as well as the total compensation, delivered to the named executive officers and directors are reasonable, appropriate, and in the best interests of the Company and its shareholders. That determination is based on a compensation philosophy and practices intended to align both the short-term and long-term interests of employees with those of the Company’s shareholders. Each element of the compensation program is important to accomplishing the objectives of motivating employees to improve both the short-term and long-term performance of the Bank and to implement its strategic plan, in each case by individually performing to the best of their abilities.

22

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted, Fred R. Duncan Emory M. Schmidt	J. David Stutzman Terence R. Sheehan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As described above, the members of the Compensation Committee are Emory Schmidt, Fred Duncan, Terence Sheehan, and J. David Stutzman.  None of these individuals has ever been an officer or employee of the Company or the Bank of Lenawee.  In addition, none of these individuals was involved in any transaction involving the Company that is required to be disclosed as a related person transaction in the section below.

        None of the executive officers of the Company or the Bank serve as a director of any other entity which has an executive officer on the Board of Directors of the Company or the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain directors and officers of the Company have had, and are expected to have in the future, loan and other extension of credit transactions with the Bank of Lenawee (the wholly owned subsidiary of the Company), or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, such transactions with the Bank. All such transactions have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

        The Company and the Bank of Lenawee purchase all of their insurance products through Kapnick Insurance Group. Until December 31, 2006, this insurance agency was owned primarily by Mr. Douglas Kapnick, one of the directors, who also serves as the Chairman of the Company. At the end of 2006, Mr. Kapnick sold the agency to his two sons. He remains Chairman of the agency, however. All insurance products are purchased at rates believed to be competitive for the same or comparable insurance products that could be purchased through other agencies. During 2006, the Company and the Bank paid a total of approximately $223,238 in premiums to Mr. Kapnick’s agency, plus another $2,303 in fees for certain administrative services provided by the agency. The commissions earned by Kapnick Insurance Group in connection with this purchase of insurance products were approximately $12,501.

Process for Approval of Related Person Transactions

        All loans to be made by the Bank of Lenawee or its wholly-owned subsidiary, Pavilion Mortgage Company, to any executive officer, director, or affiliate of any executive officer or director are subject to the prior approval of the Loan Committee of the Bank. The interested director or executive officer is excluded from any deliberation and vote regarding such loan. In addition, these loans are subject to the approval of a majority of the disinterested members of the Board of Directors of the Bank. The Bank ensures that each of these loans is made in the ordinary course of its business and on terms that are no less favorable to the Bank than with other customers. Federal bank regulation also requires the Bank to submit periodic reports to notify federal regulators of loans made to executive officers, directors, and certain of their affiliates, and all of such loans are subject to periodic examination by federal and state regulators.

23

        The Company has in place procedures for the review and approval of any other proposed transaction (i.e., other than loans from the Bank or Pavilion Mortgage Company) involving the Company or the Bank and any executive officer, director, director nominee, or persons related to them (such as their immediate family members, persons sharing their household, and/or companies in which they have an ownership interest or serve as an officer or director). Each director and executive officer of the Company and the Bank has an obligation to notify the Company whenever any such transaction is proposed, regardless of the dollar amount involved, and to fully disclose to the Board of Directors of the Company all proposed terms and conditions of the transaction and the nature and extent of such executive officer’s or director’s interest in the transaction. The proposed transaction is then reviewed by the directors of the Company, who consider, among other things, whether the proposed transaction is terms no less favorable to the Company (or the Bank, as appropriate) than the terms available in a similar transaction with an unrelated person and whether the transaction is in the best interests of the Company and its shareholders. The Company consults outside legal counsel, as necessary, in connection with any such proposed transaction. Because these types of related person transactions occur very infrequently in the course of business for the Company, the policies and procedures for reviewing and approving these transactions are not formally documented.

        The transactions with the insurance agency formerly owned by Mr. Kapnick (described above) were approved following the procedures described above. The Company and Bank have been purchasing insurance products from this agency for approximately 39 years, and the purchases are reviewed on an annual basis under the foregoing policies and procedures.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the Securities and Exchange Commission (SEC) require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Company believes that certain transactions were not reported on a timely basis, as follows: the gift on January 11, 2005, of 200 shares and the sale on May 29, 2005 of 208 shares deemed to be beneficially owned by Emory Schmidt were not reported on a timely basis; the sale on May 29, 2005, of 579 shares deemed to be beneficially owned by David Stutzman was not reported on a timely basis; and the sale on May 29, 2005, of 1,463 shares, the purchase on March 2, 2006, of 100 shares, the purchase on March 10, 2006, of 500 shares, and the purchase on December 21, 2006, of 200 shares deemed to be beneficially owned by Marinus VanOoyen were not reported on a timely basis. The Company believes each of these delinquencies was inadvertent and is taking steps to improve compliance with Section 16 reporting requirements.

SHAREHOLDER PROPOSALS

        Any shareholder proposal to be considered by the Company for inclusion in the 2008 Annual Meeting of Shareholders proxy materials must be received by the Company no later than November 20, 2007. If a shareholder notifies the Company after February 4, 2008, of an intent to present a proposal at the 2008 Annual Meeting of Shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials for the 2008 Annual Meeting of Shareholders.

24

AVAILABILITY OF 10-K ANNUAL REPORT

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2006, will be provided free to shareholders upon written request. Write to Pavilion Bancorp, Inc., Attention: Melissa A. Covell, 135 East Maumee Street, Adrian, Michigan 49221. The Form 10-K and certain other periodic filings are filed with the SEC. The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Company, that file electronically. The SEC’s web site address is http:\\www.sec.gov.

MISCELLANEOUS

        The management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

        Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Melissa A. Covell Melissa A. Covell Secretary

March 19, 2007

25

2006
Annual Report

This is Pavilion Bancorp, Inc.’s (the “Company”) 2006 Annual Report to shareholders, which contains the Company’s audited consolidated financial statements and a detailed financial review. Although attached to the Company’s proxy statement, this report is not part of the Company’s proxy statement, is not deemed to be soliciting material, and is not deemed to be filed with the Securities and Exchange Commission (the “SEC”) except to the extent that it is expressly incorporated by reference in a document filed with the SEC.

The 2006 Summary Annual Report to Shareholders accompanies the proxy statement and the 2006 Annual Report to Shareholders. This report presents information concerning the business and financial results of the Company in a format and level of detail that the Company believes shareholders will find useful and informative.

Shareholders who would like to receive additional information than that contained in this 2006 Annual Report are invited to request the Company’s Annual Report on Form 10-K. Pavilion Bancorp, Inc.’s Form 10-K Annual Report to the Securities and Exchange Commission will be provided to any shareholder without charge upon written request. Requests should be addressed to Pavilion Bancorp, Inc., Attention: Melissa Covell, 135 East Maumee Street, Adrian, Michigan 49221. You may also access our Annual Report on Form 10-K from the Company’s website: www.pavilionbancorp.com.

2006 ANNUAL REPORT
CONTENTS

SELECTED FINANCIAL DATA	3

CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2006 and 2005 and for twelve months ended December 31, 2006, 2005 and 2004

- REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	4

- CONSOLIDATED BALANCE SHEETS	5

- CONSOLIDATED STATEMENTS OF INCOME	6

- CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY	7

- CONSOLIDATED STATEMENTS OF CASH FLOWS	8

- NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	9

SELECTED QUARTERLY FINANCIAL DATA	33

- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS	36

- DISCLOSURE CONTROLS AND PROCEDURES	58

SELECTED FINANCIAL DATA
(In thousands, except per share data)

	2006	2005	2004	2003	2002

At year-end:
Total assets	$295,023	$287,881	$259,322	$323,382	$287,286
Loans receivable	$246,129	$237,598	$207,159	$209,467	$184,837
Deposits	$235,944	$210,748	$199,992	$202,366	$189,046
Shareholders' equity	$27,936	$26,384	$31,857	$26,524	$25,069
For the year:
Total interest income	$18,875	$16,130	$14,885	$15,039	$16,201
Total interest expense	7,050	4,449	2,795	3,252	4,777

Net interest income	11,825	11,681	12,090	11,787	11,424
Provision for loan losses	333	342	693	595	667
Noninterest income	3,068	3,277	3,566	5,840	5,625
Noninterest expense	11,088	12,075	11,809	12,110	11,384

Income before income taxes	3,472	2,541	3,154	4,922	4,998
Provision for income tax	1,071	603	1,001	1,563	1,590

Net income from continuing operations	2,401	1,938	2,153	3,359	3,408

Discontinued operation
Income (loss) from operation of discontinued component	-	-	724	(173)	(816)
Gain on sale of discontinued component	-	-	6,990	-	-
Provision (benefit) for income tax	-	-	2,735	(49)	(263)

Income (loss) from discontinued operation	-	-	4,979	(124)	(553)
Net income	$2,401	$1,938	$7,132	$3,235	$2,855

Financial ratios:
From continuing operations
Return on average shareholders' equity	8.84%	6.66%	7.38%	13.02%	14.02%
Return on average assets	0.82%	0.71%	0.74%	1.10%	1.20%

From combined operations
Return on average shareholders' equity	8.84%	6.66%	24.43%	12.54%	11.74%
Return on average assets	0.82%	0.71%	2.45%	1.06%	1.01%

Per share data:
Cash dividends declared per share	$1.07	$0.96	$1.22	$1.09	$0.82
Dividend payout ratio	32.7%	38.9%	14.5%	28.8%	25.4%
Shareholders' equity per share	$38.50	$35.88	$37.38	$31.37	$30.16
Average equity to average assets	9.31%	10.64%	10.02%	8.45%	8.59%

Earnings per share from continuing operations
Basic	$3.27	$2.47	$2.54	$3.92	$3.85
Diluted	$3.26	$2.45	$2.52	$3.89	$3.83

Earnings per share from discontinued operation
Basic	$-	$-	$5.88	$(0.14)	$(0.63)
Diluted	$-	$-	$5.82	$(0.14)	$(0.62)

Net earnings per share
Basic	$3.27	$2.47	$8.42	$3.78	$3.23
Diluted	$3.26	$2.45	$8.34	$3.75	$3.21

All per share data has been adjusted to reflect stock splits and stock dividends, including a 5% stock dividend declared on December 19, 2003 and issued January 30, 2004.

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders
Pavilion Bancorp, Inc.

We have audited the accompanying balance sheets of Pavilion Bancorp, Inc. as of December 31, 2006 and 2005, and the related statements of income, shareholders’equity, and cash flows for each year in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement preparation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pavilion Bancorp, Inc. as of December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each year in the three-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC Plante & Moran, PLLC

Auburn Hills, Michigan

March 9, 2007

PAVILION BANCORP, INC.
CONSOLIDATED BALANCE SHEETS

(000’s omitted)	December 31,
ASSETS	2006	2005

Cash and cash equivalents	$17,210	$11,308

Securities available for sale (Note 2)	17,828	25,407
Federal Home Loan Bank, Freddie Mac, FNMA stock	2,053	2,795
Federal Reserve Bank stock	630	630

Loans held for sale	377	927
Loans (Note 3)	246,129	237,598
Less: allowance for loan and lease losses (Note 4)	(2,817)	(2,683)

Net loans	243,312	234,915

Premises and equipment - net (Note 6)	8,175	6,135
Accrued interest receivable	1,930	1,651
Mortgage servicing rights (Note 5)	2,558	2,898
Other assets	950	1,215

Total assets	$295,023	$287,881

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits
Noninterest bearing	$46,291	$45,353
Interest-bearing (Note 7)	189,653	165,395

Total deposits	235,944	210,748

Federal funds purchased (Note 8)	6,601	9,000
Repurchase agreements (Note 8)	7,700	13,663
Federal Home Loan Bank advances (Note 8)	10,885	16,901
Accrued interest payable	851	667
Other liabilities	2,341	2,529
Subordinated debentures (Note 9)	-	5,000
Common stock in ESOP subject to repurchase obligation
(Note 11)	2,765	2,989

Total liabilities	267,087	261,497

SHAREHOLDERS' EQUITY (Notes 17 and 18)
Common stock and paid-in capital, no par value:
3,000,000 shares authorized; shares issued
and outstanding: 725,206-2006; 735,379-2005	10,629	10,724
Retained earnings	17,409	15,963
Accumulated other comprehensive loss	(102)	(303)

Total shareholders' equity	27,936	26,384

Total liabilities and shareholders' equity	$295,023	$287,881

See accompanying notes to the consolidated financial statements.

PAVILION BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31, 2006, 2005, 2004

(000’s omitted, except per share data)	2006	2005	2004

Interest and dividend income
Loans receivable, including fees	$17,711	$14,951	$13,914
Debt securities:
Taxable	701	780	664
Tax-exempt	95	135	120
Federal funds sold	206	118	47
Dividend income	162	146	140

Total interest and dividend income	18,875	16,130	14,885

Interest expense
Deposits	5,467	3,334	2,144
Subordinated debentures	419	359	285
Other borrowed funds	1,164	756	366

Total interest expense	7,050	4,449	2,795

Net interest income	11,825	11,681	12,090

Provision for loan losses (Note 4)	333	342	693

Net interest income after provision for loan losses	11,492	11,339	11,397

Noninterest income
Service charges and fees	1,354	1,318	1,431
Net gain on sale of loans	976	1,390	1,516
Loan servicing fees, net of amortization (Note 5)	97	287	500
Other	641	282	119

Total noninterest income	3,068	3,277	3,566

Noninterest expense
Compensation and employee benefits (Note 11)	6,217	7,194	7,209
Occupancy and equipment	1,502	1,449	1,417
Postage and delivery	297	300	305
Professional services	536	673	301
Outside services	1,171	1,038	1,026
Marketing and advertising	166	272	342
Loan and collection	298	343	322
Director and shareholders (Note 12)	184	191	175
Other	717	615	712

Total noninterest expense	11,088	12,075	11,809

Income from continuing operations before income taxes	3,472	2,541	3,154
Income taxes from continuing operations (Note 10)	1,071	603	1,001

Income from continuing operations	2,401	1,938	2,153

Discontinued operation:
Income (loss) from discontinued operation,
net of income taxes of $0, $0, and $162	-	-	562
Gain on sale of discontinued component, net of
income tax expense of $0, $0, and $2,573	-	-	4,417

Income (loss) from discontinued operation	-	-	4,979

Net income	$2,401	$1,938	$7,132

	2006	2005	2004

Earnings per share from continuing operations
Basic	$3.27	$2.47	$2.54
Diluted	$3.26	$2.45	$2.52
Earnings per share from discontinued operation
Basic	$-	$-	$5.88
Diluted	$-	$-	$5.82
Net earnings per share
Basic	$3.27	$2.47	$8.42
Diluted	$3.26	$2.45	$8.34

See accompanying notes to the consolidated financial statements.

PAVILION BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Years ended December 31, 2006, 2005, and 2004

(000’s omitted)	Common Stock Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity

Balance January 1, 2004	$10,675	$15,616	$233	$26,524
Comprehensive income:
Net income	-	7,132	-	7,132
Unrealized gains (losses) on securities	-	-	(423)
Tax effect	-	-	144

Total other comprehensive income	-	-	(279)	(279)

Total comprehensive income	-	-		6,853

Change in common stock subject to repurchase	(745)	-	-	(745)

Retirement of stock	(1)	-	-	(1)
Stock option expense	43	-	-	43
Stock options exercised	218	-	-	218
Cash dividends - $1.22 per share	-	(1,035)	-	(1,035)

Balance December 31, 2004	10,190	21,713	(46)	31,857
Comprehensive income:
Net income	-	1,938	-	1,938
Unrealized gains (losses) on securities	-	-	(389)
Tax effect	-	-	132

Total other comprehensive income	-	-	(257)	(257)

Total comprehensive income	-	-		1,681

Change in common stock subject to repurchase	1,555	-	-	1,555

Stock repurchase and retirement	(1,566)	(6,952)	-	(8,518)
Stock option expense	16	-	-	16
Stock options exercised	529	-	-	529
Cash dividends - $0.96 per share	-	(736)	-	(736)

Balance December 31, 2005	10,724	15,963	(303)	26,384
Comprehensive income:
Net income	-	2,401	-	2,401
Unrealized gains (losses) on securities	-	-	305
Tax effect	-	-	(104)

Total other comprehensive income	-	-	201	201

Total comprehensive income	-	-		2,602

Change in common stock subject to repurchase	(87)	-	-	(87)

Retirement of stock	(77)	(173)	-	(250)
Issuance of stock	10			10
Stock option expense	22	-	-	22
Stock options exercised	37	-	-	37
Cash dividends - $1.07 per share	-	(782)	-	(782)

Balance December 31, 2006	$10,629	$17,409	$(102)	$27,936

See accompanying notes to the consolidated financial statements.

PAVILION BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004

(000’s omitted)	2006	2005	2004

Cash flows from operating activities
Net income	$2,401	$1,938	$7,132
Adjustments to reconcile net income to
net cash from operating activities
Depreciation	715	688	579
Stock option expense	22	16	43
Stock award expense	10	-	-
Provision for loan losses	333	342	693
Gain on sale of discontinued operation	-	-	(6,990)
Deferred income tax (benefit) provision	(304)	(161)	483
Amortization on investment securities available for sale	21	34	188
Net loss on disposal of assets	9	89	-
Amortization of mortgage servicing rights	858	663	444
Origination of mortgage loans held for sale	(42,407)	(60,122)	(85,788)
Proceeds from sales of mortgage loans held for sale	43,415	60,173	86,884
Net gains on sale of mortgage loans	(976)	(1,390)	(1,207)
Net change in:
Deferred loan origination fees	(14)	(17)	-
Accrued interest receivable and other assets	(430)	(63)	396
Accrued interest payable and other liabilities	119	(1,684)	(6,921)

Net cash provided by (used in) operating activities	3,772	506	(4,064)
Cash flows from investing activities
Proceeds from:
Maturities, calls and principal payments on
securities available for sale	7,861	5,233	8,349
Sales of securities available for sale	990	-	-
Federal Home Loan Bank stock	742	-	-
Federal Reserve Bank stock	-	-	21
Proceeds from the disposition of premises and equipment	1	161	511
Proceeds from sale of discontinued operation	-	-	15,101
Purchases of:
Securities available for sale	(996)	(3,165)	(16,410)
Federal Home Loan Bank stock	-	(57)	(137)
Federal Reserve Bank stock	-	(270)	-
Premises and equipment, net	(2,756)	(1,346)	(1,407)
Net (increase) decrease in loans	(8,348)	(30,348)	1,726
Recoveries on loans charged-off	47	67	82

Net cash (used in) provided by investing activities	(2,459)	(29,725)	7,836
Cash flows from financing activities
Net change in deposits	25,196	10,756	(2,374)
Net change in short term borrowings	(8,362)	18,731	682
Redemption of subordinated debentures	(5,000)	-	-
Proceeds from FHLB advances	40,400	16,800	2,000
Repayment of FHLB advances	(46,416)	(8,485)	(635)
Redemption of ESOP/401k shares	(311)	-	-
Repurchase and retirement of common stock	(250)	(8,518)	-
Stock options exercised	37	529	218
Dividends paid	(705)	(986)	(1,035)

Net cash provided by (used in) financing activities	4,589	28,827	(1,144)

Net change in cash and cash equivalents	5,902	(392)	2,628
Cash and cash equivalents at beginning of year	11,308	11,700	9,072

Cash and cash equivalents at end of year	$17,210	$11,308	$11,700

Supplemental schedule of noncash activities
Transfer from: Loans to foreclosed real estate	$416	$295	$914

Cash paid for:	Interest	$6,866	$4,015	$3,894
	Income taxes	$1,268	$2,615	$805

See accompanying notes to the consolidated financial statements.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Pavilion Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Bank of Lenawee (the “Bank”), conform to accounting principles generally accepted in the United States of America and to general practice within the banking industry. The following describes the significant accounting and reporting policies which are employed in the preparation of the consolidated financial statements.

Principles of Consolidation: The consolidated financial statements include the accounts of the Company, the Bank and the Bank’s wholly-owned subsidiaries, Pavilion Mortgage Company and Pavilion Financial Services, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Discontinued Operation: On July 16, 2004 Pavilion Bancorp, Inc. announced that it had signed a definitive agreement to sell the Bank of Washtenaw for $15,101,000 in cash. The sale was completed on October 29, 2004. In accordance with Financial Accounting Standard 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the financial position and results of operations of the Bank of Washtenaw are removed from the detail line items in the Company’s consolidated financial statements and presented separately as “discontinued operation.” Please refer to Note 16 to the Company’s Consolidated Financial Statements for additional information.

Nature of Operations and Industry Segments: The Company is a one-bank holding Company which conducts limited business activities. The Bank performs the majority of business activities.

The Bank provides a full range of banking services to individuals, agricultural businesses, commercial businesses and light industries located in its service area. The Bank maintains a diversified loan portfolio, including loans to individuals for home mortgages, automobiles and personal expenditures, and loans to business enterprises for current operations and expansion. The Bank offers a variety of deposit products, including checking accounts, savings accounts, money market accounts, individual retirement accounts and certificates of deposit. Pavilion Mortgage Company originates personal mortgage loans, and the majority of the mortgage loans originated are sold on the secondary market. Pavilion Financial Services, Inc. owns interests in a title insurance and mortgage reinsurance agency. While the Company monitors the revenue stream of various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company’s banking operations are considered by management to be aggregated into one operating segment. The principal markets for the Bank’s financial services are the communities in which the Bank is located and the areas immediately surrounding these communities. The Bank serves these markets through its offices located in Lenawee and Hillsdale Counties in Michigan.

Use of Estimates: The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan and lease losses, foreclosed assets, impaired loans, deferred tax assets, mortgage servicing rights and fair value of securities and other financial instruments.

Cash and Cash Equivalents: For the purpose of the consolidated statement of cash flow cash and cash equivalents include cash on hand, demand deposits with other financial institutions, federal funds sold and commercial paper, all of which mature within 90 days.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Securities: Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. There were no such investments at December 31, 2006 and 2005. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of securities held to maturity and securities available for sale below their cost that are deemed to be other than temporary (if any) are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been impacted, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Federal Home Loan Bank Stock and Federal Reserve Bank Stock: Federal Home Loan Bank stock (“FHLBI stock”) and Federal Reserve Bank stock (“FRB stock”) are considered restricted investment securities and are carried at cost. Purchases and sales of FHLBI stock are made directly with the FHLBI at par value. Purchases and sales of FRB stock are made directly with the Federal Reserve at par value.

Mortgage Banking Activities: The Company routinely sells to investors its originated long-term residential fixed rate mortgage loans. Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Company. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the adjusted carrying value of the related mortgage loans sold.

Loans Held for Sale: Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

Loans: The Company grants mortgage, commercial and consumer loans to customers. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan and lease losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Accrual of interest on loans is generally discontinued at the time a loan becomes 90 days delinquent in its payments, unless the credit is well-secured and in the process of collection. Loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

Uncollected accrued interest attributable to the current fiscal year on loans that are placed on nonaccrual or charged-off is reversed against interest income. Uncollected accrued interest attributable to prior fiscal year(s) is reversed against the allowance for loan and lease losses. The interest on these loans is accounted for on the cash-basis, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan and Lease Losses: The allowance for loan and lease losses (the “allowance”) is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management determines the uncollectibility of a loan balance. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan and lease losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

historical experience, industry experience, regulatory guidance, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific components relate to certain loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower that the carrying value of that loan. The general component covers classified and non-classified loans and is based on industry experience, regulatory guidance, and historical loss experience, adjusted for certain qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower including length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral, if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Loan Servicing: Servicing assets are recognized as separate assets when rights are acquired through the sale of originated residential mortgage loans. Capitalized servicing rights are reported in other assets and are amortized against noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant characteristics, such as interest rate, loan type and investor type. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or on a valuation model that calculates the present value of estimated future net servicing income using market based assumptions. Temporary impairment is recognized through a valuation allowance for an individual stratum to the extent that fair value is less than the capitalized amount for the stratum. If it is later determined that all or a portion of the temporary impairment no longer exists, the valuation allowance is reduced through a recovery of income. An other than temporary impairment results in a permanent reduction to the carrying value of the servicing asset.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreclosed Assets: Assets acquired through, or in lieu of, foreclosure are held-for-sale and are initially recorded at fair value (less cost to sell) at the date of the foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. Other real estate owned amounts to $169,000 and $549,000 at December 31, 2006 and 2005 and are included in other assets.

Repurchase Agreements: Repurchase agreement liabilities represent amounts advanced by two third party financial institutions as well as various Bank customers. Repurchase agreements are collateralized with securities owned by the Bank of Lenawee. Securities pledged as collateral for repurchase agreements are held in safekeeping at independent correspondent banks. Repurchase agreements are not covered by federal deposit insurance.

Benefit Plans: A defined benefit pension plan covers substantially all employees, with benefits based on years of service and compensation prior to retirement. The Company also maintains a profit-sharing and 401(k) plan. The profit-sharing and 401(k) plan expense and the amount contributed are determined by the Board of Directors. Employee benefits are discussed further in Note 11.

Stock-Based Compensation: In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” which requires that compensation costs related to share-based payment transactions be recognized in the financial statements. SFAS 123R eliminates the alternative to use the intrinsic method of accounting provided for in Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” which generally resulted in no compensation expense recorded in the financial statements related to the grant of stock options to employees or directors if certain conditions were met.

On January 1, 2006, the Company adopted SFAS 123R using the modified prospective method. SFAS 123R requires all share-based payments to employees or non-employee directors, including stock options, to be recognized as expense in the consolidated statement of earnings based on their fair values. Prior to SFAS 123R, only certain pro forma disclosures were required. The amount of compensation is measured at fair value of the options when granted, and this cost is expensed over the required service period, which is normally the vesting period of the options. SFAS 123R applies to awards granted or modified after January 1, 2006 or any unvested awards outstanding at December 31, 2005. Consequently, compensation cost is recorded for prior option grants that vest on or after January 1, 2006, the date of adoption.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table illustrates the effect on net income and earnings per share as of and for the years ended December 31, 2006, 2005 and 2004 if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based compensation (000’s omitted):

	2006	2005	2004

Net income as reported	$2,401	$1,938	$7,132
Add: Stock-based compensation expense included in reported net income, net of related tax effects	15	11	28
Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(15)	(74)	(65)

Pro forma net income	$2,401	$1,875	$7,095

Basic earnings per share - As reported	$3.27	$2.47	$8.42
Basic earnings per share - Pro forma	$3.27	$2.38	$8.34

Diluted earnings per share - As reported	$3.26	$2.45	$8.34
Diluted earnings per share - Pro forma	$3.26	$2.37	$8.30

Advertising Expenses: Advertising expenses are expensed as incurred.

Income Taxes: Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Earnings per Common Share: Basic earnings per share represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per common share have been computed based on the following (000’s omitted):

	2006	2005	2004

Net income	$2,401	$1,938	$7,132

Average number of common shares outstanding
used to calculate basic earnings per share	734,352	785,117	846,221

Effect of dilutive options	1,680	4,762	8,682

Average number of common shares outstanding
used to calculate diluted earnings per
common share	736,032	789,879	854,903

Number of antidilutive stock options
excluded from the diluted earnings per share
computation	21,215	5,250	-

Other Comprehensive Income: Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

Financial Instruments with Off-Balance Sheet Risk: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit issued to meet customers’ needs. The face amount for these items represents the exposure to loss before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on and off-balance-sheet financial instruments does not include the value of anticipated future business or values of assets and liabilities not considered financial instruments.

Reclassifications: Certain amounts appearing in the prior year’s financial statements have been reclassified to conform to the current year’s financial statements.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements:

Servicing of Financial Assets
In March 2006, the Financial Accounting Standards Board issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” an amendment of FASB Statement No. 140. SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. It requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value. SFAS No. 156 permits an entity to choose either an amortization or fair value measurement method for each class of separately recognized servicing assets and servicing liabilities. It also permits a one-time reclassification of available-for-sale securities to trading securities with recognized servicing rights. Lastly, it requires separate presentation of servicing assets and servicing liabilities. Adoption of the initial measurement provision of this statement is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. Management intends to implement the initial fair value recognition provisions of this pronouncement beginning January 1, 2007, but is still evaluating whether to continue with the amortization method for subsequent measurement or elect the fair value subsequent measurement method.

Accounting for Uncertainty in Income Taxes
In July 2006, the Financial Accounting Standards Board issued FIN No. 48, “Accounting for Uncertainty in Income Taxes.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. This interpretation requires that the Company recognize in the financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. This interpretation is effective for fiscal years beginning after December 15, 2006 and would be recognized with the cumulative effect of the change in accounting principle recorded as an adjustment to beginning retained earnings. Adoption of this interpretation is not expected to have a material effect on the results of operations or financial condition of the Company.

Establishing Standards on Measuring Fair Value
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. The Statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. The statement establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. Management will be required to adopt this statement beginning in 2008. The adoption of this standard is not expected to have a material impact on the Company’s financial condition, results of operations or liquidity.

Accounting for Defined Benefit Pension and Other Postretirement Plans
In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” SFAS No. 158 amends SFAS No. 87, 88, 106, and 123(R). SFAS No. 158 requires employers to recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status. Secondly, it requires employers to measure the plan assets and obligations that determine its funded status as of the end of the fiscal year. Lastly, employers are required to recognize changes in the funded status of the defined benefit pension or postretirement plan in the year that the changes occur with the changes reported in comprehensive income. The standard is required to be adopted by entities having fiscal years ending after December 15, 2006. The Company is a participant in a multi-employer defined benefit plan, which is not within the scope of this pronouncement. This standard is not expected to have an impact on the Company’s financial condition, results of operations or liquidity.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 2 — SECURITIES

The amortized cost and estimated fair market value of available-for-sale securities are as follows at December 31, 2006 and 2005 (000’s omitted):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value

2006
U.S. Treasury & government agencies	$14,496	$7	$169	$14,334
Obligations of states & political subdivisions	2,507	34	14	2,527
Mortgage-backed securities	979	-	12	967

Total available for sale securities	$17,982	$41	$195	$17,828

2005
U.S. Treasury & government agencies	$20,164	$-	$441	$19,723
Obligations of states & political subdivisions	4,350	31	32	4,349
Mortgage-backed securities	1,353	5	23	1,335

Total available for sale securities	$25,867	$36	$496	$25,407

Contractual maturities of securities at December 31, 2006 are as follows. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately (000’s omitted):

	Available-for-Sale
	Amortized Cost	Market Value

Due in one year or less	$14,530	$14,353
Due from one to five years	1,523	1,525
Due from five to ten years	550	564
Due after ten years	400	419

Total debt securities	17,003	16,861
Mortgage-backed securities	979	967

Total	$17,982	$17,828

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 2 — SECURITIES (continued)

Information pertaining to securities with gross unrealized losses at December 31, 2006 and 2005, aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows (000’s omitted):

At December 31, 2006	Less Than Twelve Months		Twelve Months or More

	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

Available-for-sale securities:

U.S. treasury & government agencies	$-	$-	$169	$13,330
Obligations of states & political
subdivisions	-	-	14	1,241
Mortgage-backed securities	-	-	12	706

Total available-for-sale securities	$-	$-	$195	$15,277

At December 31, 2005	Less Than Twelve Months		Twelve Months or More

	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

Available-for-sale securities:

U.S. treasury & government agencies	$-	$-	$441	$19,723
Obligations of states & political
subdivisions	10	1,676	22	1,230
Mortgage-backed securities	-	-	23	915

Total available-for-sale securities	$10	$1,676	$486	$21,868

Unrealized losses on securities are considered temporary by management and have not been recognized into income because the issuers’ bonds are of high credit quality, the Company has the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is primarily due to increased market interest rates. The fair value is expected to recover as the bonds approach the maturity date.

Securities with a fair value of approximately $13,431,000 and $16,102,000 at December 31, 2006 and 2005 were pledged to secure repurchase agreements and other borrowings. Of the $13,431,000 pledged in 2006, $13,133,000 was pledged to secure repurchase agreements with third party financial institutions and certain customers and $298,000 was pledged to the Federal Reserve Bank as security for treasury tax and loan (TT&Ls) accounts.

NOTE 3 – LOANS RECEIVABLE

Major categories of loans in the portfolio are as follows at December 31, 2006 and 2005 (000’s omitted):

	2006	2005

Commercial	$133,545	$125,378
Agricultural	39,656	38,778
Residential mortgage	30,255	28,113
Residential construction	10,896	11,902
Home equity lines of credit	19,163	20,693
Consumer	12,614	12,734

Total loans receivable	$246,129	$237,598

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 3 – LOANS RECEIVABLE (continued)

Certain directors and executive officers of the Company, including associates of such persons, were loan customers of the Company during 2006 and 2005. A summary of aggregate related-party loan activity for loans aggregating $50,000 or more to any related party at December 31, 2006 and 2005 is as follows (000’s omitted):

	2006	2005

Balance at January 1	$4,925	$5,140
New loans	68	1,440
Repayments	(881)	(1,655)

Balance at December 31	$4,112	$4,925

NOTE 4 — ALLOWANCE FOR LOAN AND LEASE LOSSES

Activity in the allowance for loan and lease losses for the twelve months ended December 31, 2006, 2005 and 2004 are as follows (000’s omitted):

	2006	2005	2004

Beginning balance	$2,683	$2,495	$2,302
Charge-offs	(246)	(221)	(582)
Recoveries	47	67	82
Provision for loan losses	333	342	693

Ending balance	$2,817	$2,683	$2,495

Impaired loans at December 31, 2006, 2005 and 2004 are as follows (000’s omitted):

	2006	2005	2004

Impaired loans with no allowance for loan and lease losses allocated	$-	$-	$13
Impaired loans with allowance for loan and lease losses allocated	$2,082	$1,404	$900
Total impaired loans	$2,082	$1,404	$913
Amount of the allowance allocated to impaired loans	$240	$254	$151
Average investment in impaired loans	$1,430	$1,269	$1,006
Interest income recognized during impairment	$48	$27	$14

No additional funds are committed to be advanced in connection with impaired loans.

Nonperforming loans at December 31, 2006 and 2005 were as follows (000’s omitted):

	2006	2005

Loans past due over 90 days still accruing interest	$668	$672
Nonaccrual loans	$2,728	$1,104

Nonperforming loans includes both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 5 — LOAN SERVICING

The Bank routinely sells to investors its originated residential mortgage loans. The unpaid principal balance of loans serviced for others was approximately $375,841,000, $376,036,000, and $374,022,000 at December 31, 2006, 2005 and 2004 and are not included in the accompanying consolidated balance sheets. Related escrow balances were $1,215,000, $958,000, and $408,000 December 31, 2006, 2005, and 2004.

The key economic assumptions used in determining the fair value of the mortgage servicing rights are as follows:

	December 31,
	2006	2005

Annual constant prepayment speed	12.69	7.48
Weighted average life (in months)	35	27
Discount rate	8.50%	8.50%

At December 31, 2006 and 2005 the estimated fair value of the mortgage loan servicing portfolio was $3.5 million and $4.6 million, respectively. The fair value of the mortgage servicing rights is based on the above assumptions.

Activity for capitalized mortgage servicing rights was as follows (000’s omitted):

	2006	2005	2004

Beginning balance	$2,898	$2,827	$2,739
Mortgage servicing rights capitalized	518	734	532
Mortgage servicing rights amortized	(858)	(663)	(444)

Ending balance	$2,558	$2,898	$2,827

There was no valuation allowance at December 31, 2006, 2005 and 2004 for mortgage servicing rights.

NOTE 6 — PREMISES AND EQUIPMENT

Major classifications of bank premises and equipment at December 31, 2006 and 2005 are summarized as follows (000’s omitted):

	2006	2005

Land	$2,110	$561
Buildings and improvement	6,399	5,343
Furniture and equipment	5,853	5,135
Construction in process	474	1,041

Total premises and equipment	14,836	12,080
Less: accumulated depreciation	(6,661)	(5,945)

Net carrying amount	$8,175	$6,135

The Company is currently constructing a new branch with a total estimated cost of $1,808,000 (excluding cost of land totaling approximately $765,000), of which $235,000 has been incurred through December 31, 2006. The estimated cost to complete construction is approximately $1,573,000. Completion is expected in May 2007.

The Company has also acquired a parcel of land at a cost of approximately $503,000 in Adrian for the purpose of constructing another branch scheduled for completion in late 2008. Except for the cost of the land acquisition, no significant costs have been incurred or committed through December 31, 2006.

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 amounted to $715,000, $688,000 and $579,000, respectively.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 6 — PREMISES AND EQUIPMENT (continued)

Future minimum rental commitments under non-cancelable operating leases are as follows at December 31, 2006: $78,000 per year for each year ending December 31, 2007, 2008, and 2009, and $53,000 for the year ending December 31, 2010. One lease is in the seventh year of a ten year lease. The lease provides for inflationary adjustments to the cost of the lease based upon changes in the Consumers Price Index beginning in 2006. No increase was made in the lease rate in the current year.

NOTE 7 — DEPOSITS

The following table summarizes interest-bearing deposits at December 31, 2006 and 2005 (000’s omitted):

	2006	2005

NOW accounts	$28,722	$26,273
Savings	44,488	47,213
Certificates of deposit:
$100,000 and over	72,870	55,056
Under $100,000	43,573	36,853

Total interest-bearing deposits	$189,653	$165,395

Stated maturities of time deposits at December 31, 2006 are as follows (000’s omitted):

2007	$104,220
2008	6,240
2009	2,025
2010	3,498
2011	459
Thereafter	1

$116,443

The following table indicates the schedule of maturities for certificates of deposit with a minimum denomination of $100,000:

	2006	2005

Three months or less	$27,605	$25,091
Over three months through six months	31,750	13,380
Over six months through twelve months	8,065	9,322
One to two years	2,114	5,139
Thereafter	3,336	2,124

Total	$72,870	$55,056

NOTE 8 — BORROWED FUNDS

Borrowed funds at December 31, 2006 and 2005 are as follows (000’s omitted):

	2006	2005

Federal funds purchased	$6,601	$9,000
Repurchase agreements - customers	2,700	3,663
Repurchase agreements - financial institutions	5,000	10,000
Federal Home Loan Bank advances	10,885	16,901

Total borrowed funds	$25,186	$39,564

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 8 — BORROWED FUNDS (continued)

Federal funds purchased totaled $6,601,000 and $9,000,000 at December 31, 2006 and 2005, respectively. Federal funds purchased typically mature daily. The Bank utilizes a $10.0 million line of credit at a correspondent bank for this purpose. Rates on this line of credit ranged from 4.4375% to 5.50% during 2006. The weighted average interest rate at December 31, 2006 is 5.375%. The weighted average interest rate paid for the year ended December 31, 2006 was 5.69%.

Repurchase Agreements
The Company has repurchase agreements with Bank customers as well as third party financial institutions. Information concerning repurchase agreements at December 31, 2006 and 2005 are summarized as follows (000’s omitted):

Customer Repurchase Agreements
	2006	2005

Amount outstanding at year-end	$2,700	$3,663
Weighted average interest rate at year-end	1.91%	2.03%
Average daily balance during the year	$3,700	$5,304
Weighted average interest rate during the year	1.74%	1.55%
Maximum month-end balance during the year	$4,863	$14,177

Third Party Financial Institutions Repurchase Agreements
	2006	2005

Amount outstanding at year-end	$5,000	$10,000
Weighted average interest rate at year-end	3.88%	3.90%
Average daily balance during the year	$9,517	$5,649
Weighted average interest rate during the year	3.89%	3.90%
Maximum month-end balance during the year	$10,000	$10,000

Both customer and third party financial institution repurchase agreements are terminable upon demand.

Federal Home Loan Bank Advances
The Company has various term advances from the Federal Home Loan Bank of Indianapolis (“FHLBI”) with fixed and variable interest rates ranging from 2.93% to 5.28% at December 31, 2006 and from 2.93% to 4.90% at December 31, 2005. The weighted average interest rate at December 31, 2006 is 4.73%. Maturity dates range from February 2007 to May 2008. The weighted average remaining maturity at December 31, 2006 is 145 days, or May 25, 2007. Pursuant to collateral agreements with the FHLBI, the Company pledges various qualified one to four family mortgage loans as collateral for advances outstanding at the FHLBI. At December 31, 2006 and 2005 such pledged mortgage loans had outstanding balances of $21,616,000 and $31,752,000, respectively. Certain advances are subject to prepayment penalties and the provisions and conditions of the credit policies of the FHLBI.

Scheduled principal reductions on FHLBI advances at December 31, 2006 are as follows (000’s omitted):

2007	$9,000
2008	1,885

Total FHLBI advances	$10,885

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 9 – SUBORDINATED DEBENTURES

In December 2001, Lenawee Capital Trust I (“Capital Trust”), a trust formed by the Company, closed a pooled private offering of 5,000 Trust Preferred Securities with a liquidation amount of $1,000 per security. The proceeds of the offering were loaned to the Company in exchange for junior subordinated debentures with terms similar to the Trust Preferred Securities. The sole assets of Capital Trust are the junior subordinated debentures of the Company and payment thereunder. The junior subordinated debentures and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of Capital Trust under the Trust Preferred Securities. Distributions on the Trust Preferred Securities are payable semi-annually at a variable rate of interest and are included in interest expense in the consolidated financial statements. The variable rate of interest is equal to the sum of the six-month London Interbank Offered Rate and 3.75% with a maximum rate of 11.0% during the first five years. This subordinated debenture is considered Tier 1 capital (with certain limitations applicable) under current regulatory guidelines.

The Trust Preferred Securities, which mature December 8, 2031, were subject to mandatory redemption, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption at the liquidation preference plus accrued but unpaid distributions. The subordinated debentures were redeemable prior to the maturity date at the option of the Company on or after December 8, 2006 at their principal amount plus accrued but unpaid interest. The subordinated debentures were also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the trust indenture. The Company had the option to defer distributions on the subordinated debentures from time to time for a period not to exceed 5 consecutive years.

The Company redeemed the subordinated debentures on December 8, 2006 at their principal amount plus accrued but unpaid interest. As a result of this redemption, the Company recognized the deferred costs of the original issuance and redemption expense totaling approximately $145,000 before tax. As of December 31, 2005, the outstanding principal balance of the subordinated debentures was $5.0 million.

NOTE 10 – INCOME TAXES

Allocation of income taxes between current and deferred portions is as follows (000’s omitted):

	2006	2005	2004

Continuing Operations:
Current provision	$1,375	$764	$518
Deferred (benefit) provision	(304)	(161)	483

Total from continuing operations	1,071	603	1,001
Discontinued operation	-	-	2,735

Total	$1,071	$603	$3,736

Income tax expense from continuing operations calculated at the statutory federal income tax rate of 34% differs from actual income tax expense for continuing operations as follows (000’s omitted):

	2006	2005	2004

Statutory rates	$1,180	$864	$1,072
Increase (decrease) from:
Tax-exempt interest income	(52)	(74)	(88)
Non-deductible expenses	9	6	13
Change in accounting estimate and other	(66)	(193)	4

	$1,071	$603	$1,001

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 10 – INCOME TAXES (continued)

Year-end deferred tax assets and liabilities consist of (000’s omitted):

	2006	2005	2004

Deferred tax assets
Allowance for loan and lease losses	$756	$643	$609
Net deferred loan fees	-	13	26
Accrued pension liability	42	42	-
Net unrealized losses on securities available-for-sale	52	156	23
Other	268	206	230

Total deferred tax assets	1,118	1,060	888

Deferred tax liabilities
Depreciation	(509)	(537)	(590)
Mortgage servicing rights	(870)	(985)	(961)
Prepaid expenses	(73)	(58)	(138)
Other	(78)	(92)	(105)

Total deferred tax liabilities	(1,530)	(1,672)	(1,794)

Net deferred tax liability	$(412)	$(612)	$(906)

NOTE 11 — EMPLOYEE BENEFITS

Defined Benefit Pension Plan

The Bank is a participant in the multi-employer Financial Institutions Retirement Funds (“FIRF” or the “Plan”), which covers substantially all of its officers and employees. Effective January 1, 2006, all new employees will no longer be eligible to participate in the defined benefit pension plan in use at the Bank for its existing officers and employees. The Plan, for eligible employees with one year of service, provides benefits based on basic compensation and years of service. The Bank’s contributions are determined by FIRF and generally represent the normal cost of the Plan. Specific Plan assets and accumulated benefit information for the Bank’s portion of the Plan are not available. Under the Employee Retirement Income Security Act of 1974 (“ERISA”), a contributor to a multiemployer pension plan may be liable in the event of complete or partial withdrawal for the benefit payments guaranteed under ERISA. Currently, the Bank does not intend to withdraw from the Plan, though management regularly reviews the structure of benefits offered for appropriateness and long-term cost effectiveness. The Bank has met the funding requirements in the Plan as of December 31, 2006. The expense of the Plan allocated to the Bank for the twelve months ended December 31, 2006 and 2005 was $341,344 and $347,817, respectively.

ESOP and 401(k) Plan

The Company adopted an employee stock ownership plan, or ESOP, originally known as the Bank of Lenawee Employee Stock Ownership Plan (the “Plan”), for the purpose of acquiring outstanding shares of the Company’s predecessor, for the benefit of eligible employees. The Plan was effective as of January 1, 1984 and has received notice of qualification by the Internal Revenue Service.

In connection with the adoption of the Plan, a Trust was established to hold the shares acquired. During the period 1984 through 1994, the Company (and its predecessors) made contributions to the Trust. Such contributions consisted of both shares of employer stock or cash which was used to acquire shares of employer stock from others. When cash contributions were used to acquire employer stock from others, such shares were acquired at or below fair market value as determined from time to time by reference to market transactions or by independent appraisal. On January 1, 1995 the Company ceased making contributions to the Plan.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 11 — EMPLOYEE BENEFITS (continued)

Effective January 1, 1996, the Company adopted an amendment to the Plan adding a so-called “cash or deferred” arrangement under Section 401(k) of the Internal Revenue Code and providing for elective contributions by employees (up to 20% of their eligible compensation) and matching contributions by the Company equal to 100% of each eligible employee’s elective contributions (but with the match capped at 2% of his or her eligible compensation). Matching contributions from the Company consist of the Company’s common shares. Since January 1, 1996, the Plan has been known as the Employee Stock Ownership and 401(k) Savings Plan. Expense relating to the 401(k) provision was $59,000, $100,000 and $108,000 in 2006, 2005 and 2004, respectively.

Accumulations of employer stock (now Company stock) allocated under the ESOP prior to 1995 continue to be allocated to employees and are to be held in the Trust until such employees become entitled to a distribution in accordance with the provisions of the Plan (normally at retirement or termination of employment for other reasons). At December 31, 2006 and 2005, the Trust held 57,001 and 61,636 of the Company’s stock, respectively, which includes both the ESOP and 401(k) portions of the plan. Upon distribution of shares to a participant, the participant has the right to require the Company to purchase shares at the most recent appraised value in accordance with the terms and conditions of the ESOP portion of the Plan. Under the 401(k) portion of the plan, the Company’s matching contribution applied to the purchase of Company stock on behalf of a participant is distributed in cash at the most recent appraised value upon termination or voluntary separation from the Company. A participant in the 401(k) plan does not have an option to receive company stock. Additionally, employee contributions to the 401(k) plan, which may not be invested in Company stock, are also distributed in cash when the participant is terminated or voluntarily leaves the Company. As such, these shares are classified as a liability in the financial statements and reported at their redemption value. Changes in redemption value are reported as adjustments to equity. The appraised value of the shares of Company stock held by the Trust was $2,765,000 and $2,989,000 at December 31, 2006 and 2005, respectively.

NOTE 12 – STOCK BASED COMPENSATION

In December 2004, the FASB issued SFAS 123R (revised 2004), “Share-Based Payment,” (“SFAS 123R”) which requires that compensation costs related to share-based payment transactions be recognized in financial statements. SFAS 123R eliminated the alternative to use the intrinsic method of accounting previously allowed under APB 25, “Accounting for Stock Issued to Employees,” which generally did not require any compensation expense to be recognized in the financial statements for the grant of stock options to employees if certain conditions were met. Only certain pro forma disclosures of share-based payments were required.

On January 1, 2006, the Company adopted SFAS 123R using the modified prospective method. SFAS 123R requires all share-based payment to employees, including grants of employee stock options, to be recognized as expense in the consolidated statement of earnings based on their fair values. The amount of compensation expense is determined based on the fair value of the options when granted and is expensed over the required service period, which is normally the vesting period of the options. SFAS 123R applies to awards granted or modified on or after January 1, 2006, and to any unvested awards that were outstanding at December, 31 2005. Consequently, the compensation expense is recorded for prior option grants that vest on or after January 1, 2006, the date of adoption.

At December 31, 2006, the Company has two stock compensation plans. Stock option plans are used to reward directors and certain executive officers and provide them with an additional equity interest. Options are issued for 10 year periods and vest over five years. Additionally, the options that are awarded to a director will become fully vested when an active director reaches the age of 62. Prior to adoption of SFAS 123R, the Company accounted for those plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Minimal stock-based employee compensation related to the Stock Option Plans was reflected in net earnings, as substantially all options granted under the Stock Option Plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 12 - STOCK BASED COMPENSATION (continued)

The fair value concepts were not changed significantly in SFAS 123R; however, in adopting this standard, companies must choose among alternative valuation models and amortization assumptions. The Company has elected to continue to use both the Black-Scholes option pricing model and the straight-line method of amortization of compensation expense over the requisite service period of the grant. The Company would reconsider use of the Black-Scholes model if additional information in the future indicates another model would be more appropriate at that time, or if grants issued in future periods have characteristics that could not be reasonably estimated using this model.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions:

	2005	2004

Risk-free interest rate	4.00%	3.75%
Expected option life	8 years	8 years
Expected dividend yield	2.14%	1.73%
Expected stock price volatility	25.07%	19.86%

The weighted average fair value of stock options granted was $15.85 and $11.43 for 2005 and 2004, respectively. There were no options granted in 2006.

The summary of option activity under the Plan as of December 31, 2006, and changes during the year then ended is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding, January 1, 2006	30,791	$45.56
Granted	-	-
Exercised	(1,386)	17.65
Forfeited or expired	-	-

Outstanding, December 31, 2006	29,405	$46.76	5.2	$92,868

Options exercisable, end of period	25,331	$45.30	4.8	$92,868

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (i.e., the difference between the Company’s closing stock price on the last trading day of our fiscal year ended 2006 and the exercise price, times the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2006. Out of the money options (options that have an exercise price that exceeds market value) are excluded from the computation as they are assumed to have no intrinsic value. This amount changes based on the fair market value of the Company’s stock.

The total intrinsic value of options exercised during the years ended December 31, 2006, 2005, and 2004 was approximately $39,800, $326,700, and $169,500, respectively.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 12 - STOCK BASED COMPENSATION (continued)

The summary of the status of the Company’s nonvested shares as of December 31, 2006, and changes during the year then ended, is presented below:

Nonvested Shares	Shares	Weighted Average Grant Date Fair Value

Nonvested at January 1, 2006	5,692	$13.86
Granted	-	-
Vested	(1,618)	14.23
Forfeited	-	-

Nonvested at December 31, 2006	4,074	$13.71

As of December 31, 2006, there was $26,000, net of tax, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plans. This cost is expected to be fully amortized in four years, with half of the total amortization cost being recognized within the next 18 months. The total fair value of shares vested during the years ended December 31, 2006, 2005, and 2004 was approximately $22,000, $113,000, and $102,000, respectively.

NOTE 13 — COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES

Credit-Related Financial Instruments: The Company is party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Company’s consolidated balance sheets.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for balance sheet instruments.

At December 31, 2006 and 2005, the following financial instruments were outstanding whose contract amounts represent off-balance sheet credit risk (000’s omitted):

	2006	2005

Commitments to extend credit	$8,416	$7,370
Unfunded commitments under lines of credit	57,989	61,242
Commercial and standby letters of credit	2,430	3,051

	$68,835	$71,663

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based upon management’s credit evaluation of the customer.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 13 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES (continued)

Unfunded commitments under commercial lines of credit and revolving lines of credit are commitments for possible future extensions of credit to existing customers. These lines of credit are typically collateralized and usually carry a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

Commercial and standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party, and are used primarily to support public and private borrowing arrangements. Essentially, all letters of credit issued have expiration dates within one year. The Company generally holds collateral supporting those commitments if deemed necessary.

Required Reserves at the Federal Reserve Bank of Chicago: At December 31, 2006 and 2005 the required reserves at the Federal Reserve Bank of Chicago totaled $977,000 and $1,385,000, respectively. These reserves do not earn interest.

Legal Contingencies: Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

NOTE 14 – PARENT-ONLY CONDENSED FINANCIAL STATEMENTS

The following represents the condensed financial statements of Pavilion Bancorp, Inc., (“Parent”) only. The Parent-only financial information should be read in conjunction with the Company’s consolidated financial statements.

The condensed balance sheets at December 31, 2006 and 2005 are as follows (000’s omitted):

	2006	2005

Assets
Cash and cash equivalents	$405	$3,208
Securities available for sale	521	1,129
Investment in subsidiaries	29,767	30,279
Other	264	159

Total assets	$30,957	$34,775

Liabilities & Shareholders' Equity
Subordinated debentures	$-	$5,000
Other	256	402
Common stock subject to repurchase in ESOP	2,765	2,989
Shareholders' equity	27,936	26,384

Total liabilities & shareholders' equity	$30,957	$34,775

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 14 - PARENT-ONLY CONDENSED FINANCIAL STATEMENTS (continued)

The Parent-only condensed statements of income for the years ended December 31, 2006, 2005 and 2004 are as follows (000’s omitted):

	2006	2005	2004

Dividends from subsidiaries	$3,600	$-	$1,750
Interest income	24	61	20
Interest expense	(419)	(359)	(285)
Other operating expense	(343)	(290)	(52)

Income (loss) before equity in undistributed
net income of subsidiary	2,862	(588)	1,433

(Excess) equity in undistributed net income
from subsidiaries	(715)	2,344	750

Income from continuing operations before
income taxes	2,147	1,756	2,183
Income tax (benefit) provision	(254)	(182)	30

Income from continuing operations	2,401	1,938	2,153
Income (loss) from discontinued operation,
net of income taxes, $0, $0, $162	-	-	562
Gain on sale of discontinued operation, net of tax	-	-	4,417

Net income	$2,401	$1,938	$7,132

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 14 - PARENT-ONLY CONDENSED FINANCIAL STATEMENTS (continued)

The condensed statements of cash flows for the years ended December 31, 2006, 2005 and 2004 are as follows (000’s omitted):

	2006	2005	2004

Cash flows from operating activities
Net income	$2,401	$1,938	$7,132
Adjustments to reconcile net income to net cash
from operating activities
Excess (equity) in undistributed net income of
subsidiaries	715	(2,344)	(750)
Gain on sale of discontinued operation	-	-	(6,990)
Amortization (accretion) of investment securities	7	10	(1)
Stock option expense	22	16	43
Stock award expense	10	-	-
Other	(329)	(2,362)	1,518

Net cash provided by (used in) operating activities	2,826	(2,742)	952

Cash flows from investing activities
Net proceeds from sale of discontinued operation	-	-	15,101
Purchase of securities available for sale	-	(3,165)	(1,755)
Proceeds from maturities of securities available for sale	600	3,985	162

Net cash provided by investing activities	600	820	13,508

Cash flows from financing activities
Redemption of subordinated debentures	(5,000)	-	-
Redemption and retirement of ESOP/401k shares	(311)	-	-
Repurchase of common stock	(250)	(8,518)	(1)
Stock options exercised	37	529	218
Dividends paid	(705)	(986)	(1,035)

Net cash used in financing activities	(6,229)	(8,975)	(818)

Net (decrease) increase in cash and cash equivalents	(2,803)	(10,897)	13,642

Beginning cash and cash equivalents	3,208	14,105	463

Ending cash and cash equivalents	$405	$3,208	$14,105

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 15 — FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, rather than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. The aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company. The following methods and assumptions were used to estimate fair values for financial instruments:

Cash and Cash Equivalents: The carrying amounts of cash and short-term instruments reasonably approximate fair values.

Securities available for sale: Fair values for securities are based on quoted market prices.

Equities: Equities largely include Federal Home Loan Bank of Indianapolis stock and Federal Reserve Bank of Chicago stock. The carrying amounts of FHLBI and FRB stock approximate fair value based on their redemption provisions.

Loans held for sale: Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market rates.

Loans receivable: Fair value of loans receivable are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Accrued interest: The carrying value of accrued interest approximates fair value.

Demand and savings deposits: The carrying value of demand and savings accounts generally approximate the fair value, with the exception of certain larger relationships that may have a periodically negotiated rate of interest. The fair value of such relationships is estimated using a discounted cash flow calculation that applies interest rates currently being offered.

Time deposits: The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits with similar maturities.

Federal funds purchased: The carrying value of the Company’s federal funds purchased approximate the fair value.

Federal Home Loan Bank advances: The fair value of the Company’s Federal Home Loan Bank of Indianapolis advances are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar borrowing arrangements.

Repurchase agreements: The fair value of the Company’s repurchase agreements with third party financial institutions are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar borrowing arrangements. The fair value of the Company’s repurchase agreements with customers reasonably approximate the carrying value.

Subordinated debentures: The fair value of the Company’s subordinated debentures reasonably approximate the carrying value.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

The estimated fair values, and related carrying or notional amounts, of the Company’s financial instruments at December 31, 2006 and 2005 are as follows (000’s omitted):

	2006		2005

	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial assets:
Cash and cash equivalents	$17,210	$17,210	$11,308	$11,308
Securities available-for-sale	17,828	17,828	25,407	25,407
Equities	2,683	2,683	3,425	3,425
Loans held for sale	377	380	927	936
Loans, net	243,312	241,566	234,915	232,870
Accrued interest receivable	1,930	1,930	1,651	1,651

Financial liabilities:
Demand and savings deposits	119,501	119,501	118,839	119,014
Time deposits	116,443	115,832	91,909	91,669
Federal funds purchased	6,601	6,601	9,000	9,000
Federal Home Loan Bank advances	10,885	10,871	16,901	16,795
Repurchase agreements	7,700	7,670	13,663	13,526
Accrued interest payable	851	851	667	667
Subordinated debentures	-	-	5,000	5,000

NOTE 16 – DISCONTINUED OPERATION

On July 16, 2004 Pavilion Bancorp, Inc. announced that it had signed a definitive agreement to sell the Bank of Washtenaw for $15,101,000. The sale was completed on October 29, 2004. In accordance with Financial Accounting Standard 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of operations of Bank of Washtenaw are removed from the detail line items in the company’s financial statements and presented separately as “discontinued operation.”

The condensed income statement (unaudited) for the twelve months ended December 31, 2006, 2005 and 2004 for Bank of Washtenaw is as follows (000’s omitted):

	2006	2005	2004

Interest income	$-	$-	$3,428
Interest expense	-	-	1,052

Net interest income	-	-	2,376
Provision for loan losses	-	-	19
Noninterest income	-	-	537
Noninterest expenses	-	-	2,170

Income (loss) before taxes	-	-	724

Income tax expense (benefit)	-	-	162

Net income (loss)	$-	$-	$562

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 17 — REGULATORY MATTERS

Beginning in the first quarter of 2006, the Company became exempt from the Capital Guidelines, as the Board of Governors of the Federal Reserve System increased the asset size threshold from $150 million to $500 million in consolidated assets for determining whether a Bank Holding Company may qualify for an exemption from the Capital Guidelines. Under the revised regulatory financial reporting requirements, the Company will only be required to file parent-only financial data on a semi-annual basis. This change only impacts the Company and the Bank will continue to file necessary regulatory reports.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators regarding components, risk weightings, and other factors. Prompt corrective action provisions are not applicable for bank holding companies. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts, and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined).

At December 31, 2006 the Bank was considered well-capitalized under the regulatory framework for prompt corrective action. The Bank’s actual capital amounts and ratios at December 31, 2006 and 2005 and the Company’s capital amounts and ratios at December 31, 2005 are presented in the following table (in millions):

	Actual		Minimum Required For Capital Adequacy Action Regulations		Minimum Required to be Well-Capitalized Under Prompt Corrective Purposes
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2006
Total capital (to risk weighted assets)
Bank of Lenawee	$32.7	12.5%	$20.9	>=8.0%	$26.1	>=10.0%
Tier 1 Capital (to risk weighted assets)
Bank of Lenawee	$29.9	11.4%	$10.5	>=4.0%	$15.7	>=6.0%
Tier 1 Capital (to average assets)
Bank of Lenawee	$29.9	10.4%	$11.5	>=4.0%	$14.4	>=5.0%

2005
Total Capital (to risk weighted assets)
Consolidated	$37.3	15.2%	$19.6	>=8.0%	n/a	n/a
Bank of Lenawee	$33.3	13.7%	$19.4	>=8.0%	$24.3	>=10.0%
Tier 1 Capital (to risk weighted assets)
Consolidated	$34.7	14.1%	$9.8	>=4.0%	n/a	n/a
Bank of Lenawee	$30.6	12.6%	$9.7	>=4.0%	$14.5	>=6.0%
Tier 1 Capital (to average assets)
Consolidated	$34.7	12.4%	$11.2	>=4.0%	n/a	n/a
Bank of Lenawee	$30.6	10.7%	$11.5	>=4.0%	$14.3	>=5.0%

As of December 31, 2005, the Company’s regulatory capital includes $5.0 million of subordinated debentures, issued by Lenawee Capital Trust I in December 2001, and are subject to certain limitations. Federal Reserve guidelines limit the amount of subordinated debentures which may be included in Tier 1 capital of the Company to 25% of total Tier 1 capital. At December 31, 2005 the entire amount of subordinated debentures was included as Tier 1 capital of the Company. The Company redeemed the subordinated debentures on December 8, 2006. Please refer to Note 9 to the Company’s Consolidated Financial Statements for additional information.

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 18 – RESTRICTIONS ON DIVIDENDS, LOANS AND ADVANCES

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10% of the Bank’s capital stock and surplus on a secured basis. At December 31, 2006, the Bank’s retained earnings available for the payment of dividends was $1,262,000. Accordingly, $28,505,000 of the Company’s equity in the net assets of the Bank was restricted at December 31, 2006. Funds available for loans or advances by the Bank to the Company amounted to $2.1 million.

In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

NOTE 19 – QUARTERLY RESULTS OF OPERATIONS (unaudited)

The following table summarizes the Company’s quarterly results for the years ended December 31, 2006 and 2005 (000’s omitted):

	For the Three-Month Period ended
	March 31	June 30	September 30	December 31

2006

Interest income	$4,480	$4,620	$4,918	$4,857
Interest expense	1,556	1,661	1,919	1,914

Net interest income	2,924	2,959	2,999	2,943
Provision for loan losses	-	105	120	108

Net interest income after
provision for loan losses	2,924	2,854	2,879	2,835

Noninterest income	707	846	719	796
Noninterest expense	3,062	2,688	2,535	2,803

Net income before income taxes	569	1,012	1,063	828

Federal income tax expense	169	317	280	305

Net income	$400	$695	$783	$523

Net earnings per share
Basic	$0.54	$0.95	$1.06	$0.72
Diluted	$0.54	$0.94	$1.06	$0.72

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE 19 - QUARTERLY RESULTS OF OPERATIONS (unaudited) (continued)

	For the Three-Month Period ended
	March 31	June 30	September 30	December 31

2005

Interest income	$3,636	$3,924	$4,196	$4,374
Interest expense	820	986	1,256	1,387

Net interest income	2,816	2,938	2,940	2,987
Provision for loan losses	30	150	105	57

Net interest income after
provision for loan losses	2,786	2,788	2,835	2,930

Noninterest income	939	899	801	638
Noninterest expense	3,328	3,019	2,939	2,789

Net income before income taxes	397	668	697	779

Federal income tax expense	138	204	220	41

Net income	$259	$464	$477	$738

Net earnings per share
Basic	$0.30	$0.57	$0.63	$0.97
Diluted	$0.30	$0.56	$0.63	$0.96

PAVILION BANCORP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

[THIS PAGE INTENTIONALLY LEFT BLANK]

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements
This report includes “forward-looking statements” as that term is used in the securities laws. All statements regarding the Company’s expected financial position, business and strategies are forward-looking statements. In addition, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” and similar expressions, as they relate to the Company and its management, are intended to identify forward-looking statements. The presentation and discussion of the provision and allowance for loan and lease losses, determining the fair value of securities and other financial instruments, the valuation of mortgage servicing rights and statements concerning future profitability or future growth or increases, are examples of inherently forward looking statements in that they involve judgments and statements of belief as to the outcome of future events. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the Company’s operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in its filings with the Securities and Exchange Commission.

INTRODUCTION

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) provides information about the consolidated financial condition and results of operations of Pavilion Bancorp, Inc. (the “Company”) as of December 31, 2006 and for the three year period ended December 31, 2006 and is intended to assist in understanding the results of operations of the Company. Information contained in this section should be read in conjunction with the consolidated financial statements and accompanying notes contained in this report.

BUSINESS OF PAVILION BANCORP, INC.

Pavilion Bancorp, Inc. (the “Company”), a bank holding company, was incorporated in Michigan in 1993. The shareholders elected to change its name to Pavilion Bancorp Inc. from Lenawee Bancorp Inc. on April 18, 2002. The Bank of Lenawee (the “Bank”), a Michigan banking corporation chartered in 1869, is a wholly-owned subsidiary of the Company. Pavilion Mortgage Company, a wholly-owned subsidiary of the Bank, engages in the residential mortgage origination business. Pavilion Financial Services, Inc., a wholly-owned subsidiary of the Bank, owns an interest in a title and mortgage reinsurance agency.

The Company’s primary business is concentrated in a single industry segment — commercial banking. The Bank provides a full range of banking services to individuals, commercial businesses and industries located in its service area. The Bank maintains diversified loan portfolios, including loans to individuals for home mortgages, automobiles and personal expenditures, and loans to business enterprises for current operations and expansion. The Bank offers a variety of deposit products, including checking accounts, savings accounts, money market accounts, individual retirement accounts and certificates of deposit.

The principal markets for financial services provided are in the southern-Michigan communities in which the Bank is located and the areas immediately surrounding these communities. The Bank serves these markets through 7 locations in or near its communities. The Bank does not have any material foreign assets or income.

The principal source of revenue is interest and fees on loans. On a consolidated basis, interest and fees on loans accounted for 80.7% of total revenue in 2006 compared to 77.0% in 2005. Interest and fees on loans increased in the current year as the loan portfolio grew considerably and the level of mortgage loan sale activity continued to decline from levels experienced in 2005. Mortgage loan sale activity accounted for 4.4% of total revenue in 2006 compared to 7.2% in 2005 due to this decline. Proceeds from the sale of mortgage loans decreased $16.8 million, or 27.8%, to $43.4 million in 2006, down from $60.2 million in 2005, due to increases in mortgage rates and slowing of the real estate market.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

CRITICAL ACCOUNTING POLICIES
Certain of the Company’s accounting policies are important to the portrayal of the Company’s financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but are not limited to, changes in interest rates, the performance of the economy or the financial condition of borrowers. Management believes that its critical accounting policies include determining the allowance for loan and lease losses, determining the fair value of securities and other financial instruments, the valuation of mortgage servicing rights and deferred tax and tax provision estimates. Additional information regarding the Company’s critical accounting policies is discussed in detail in Note 1 to the consolidated financial statements.

Discontinued Operation
As previously disclosed in earlier regulatory filings, in accordance with Statement of Financial Accounting Standards No. 144, on July 16, 2004 Pavilion Bancorp, Inc. announced that it had signed a definitive agreement to sell the Bank of Washtenaw for $15,101,000. The sale of the Bank of Washtenaw was initiated to concentrate the Company’s resources in the Lenawee County market and other potential markets that are more homogenous to the Bank’s traditional market area. In accordance with Statement of Financial Accounting Standards 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the financial position and results of operations of the Bank of Washtenaw are removed from the detail line items in the Company’s consolidated financial statements and presented separately as “discontinued operation.” Accordingly, the various supporting schedules contained in the MD&A are also presented with Bank of Washtenaw-related information removed. The sale was completed on October 29, 2004. Please refer to Note 16 to the Company’s Consolidated Financial Statements for additional information.

Allowance for Loan and Lease Losses
The allowance for loan and lease losses is management’s estimate of losses inherent in the Bank’s loan portfolio. Management relies on a number of factors and sources of information in preparing this estimate. These include, but are not limited to, internal credit analyses and loan risk ratings, local economic conditions and trends, regulatory requirements, collateral values, loan types and loan documentation. Accordingly, the allowance for loan and lease losses includes a reserve calculation based on an evaluation of loans determined to be impaired, risk ratings, historical losses, loan types and other subjective factors management may believe to be relevant and/or material. Please refer to the section entitled “Loans, Credit Quality and Allowance for Loan and Lease Losses” located elsewhere in this report for additional information.

Loan Classifications
The Company has established a risk rating system for loans that evaluates a variety of credit quality-related characteristics of each loan being rated. Initial risk ratings for loans are established by the originating (or assigned) lending official. The lending official is responsible for the continuing accuracy of the risk rating and is authorized to downgrade a loan to a lower risk rating if warranted by any information received. Loan risk ratings are also evaluated for accuracy through several processes that are independent of the loan origination process. The Bank retains independent consultants to review the accuracy of loan risk ratings on an annual basis. These results are reported to senior management of the Bank, as well as the Audit Committee and the Board of Directors. Additionally, the Bank’s Chief Credit Officer monitors individual loan risk ratings and overall credit quality through several monitoring systems and reports. The Chief Credit Officer reports directly to the CEO of the Bank. Criticized loans have been risk-rated 5 and are individually included on a monthly Loan Watch Report submitted to senior management and the Board of Directors of the Bank. Classified loans have been risk-rated 6, 7 or 8 and are individually included on a monthly Problem Loan Report submitted to senior management and the Board of Directors of the Bank. The Bank’s Loan Policy specifically defines the characteristics of each risk rating as follows:

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

1 Rating: “Essentially risk free credit. Credit to premier customers having the Bank’s highest credit rating based on an extremely strong financial condition, which compares favorably with industry standards (upper quartile of RMA ratios). Secured by readily marketable liquid collateral (traded stocks, bonds, certificates of deposit, savings account, etc.) with comfortable margins. Highly profitable firms that have a track record of always servicing their debts. Possible characteristic of such accounts:
-	Substantial net worth
-	Low debt to worth ratio
-	Significantly above average working capital
-	Current accounts payable
-	Deposits are 15% of outstanding loans
-	25% of assets are liquid”

2 Rating: “Low risk. Multiple ‘strong’ sources of repayment. Debt of borrower is modest relative to the borrower’s financial strength and ability to pay. Borrower must be profitable, have a demonstrated track record, very strong cash flow and margins above projected needs. Loan supported by unaudited financial statements containing strong balance sheets and five consecutive years of profits combined with a satisfactory relationship with the Bank. Customer demonstrates the ability to manage the working capital position and term financing requirements. Possessing a sound repayment source (and a secondary source) which definitely will allow repayment in a reasonable period of time. Individual loans backed by liquid personal assets, established history and unquestionable character. Other characteristics:
-	Significant net worth
-	Better than average debt to worth ratio (e.g. 2.0 to 1 or less)
-	Above average working capital ratio
-	Current accounts payable
-	Secured loans must have collateral Loan/value ratio of 70% or lower
-	10% of assets are liquid”

3 Rating: “Moderate risk. ‘Good’ primary and secondary sources of repayment. Debt of the borrower is reasonable relative to borrower’s financial strength and ability to pay. Borrower must be profitable, have a demonstrated track record, exhibits sufficient cash flow and margins above projected needs. Borrowers have satisfactory asset quality and liquidity, adequate debt capacity and coverage, and good management in critical positions. Earning statements may reflect a one year loss, but borrowers have sufficient strength and financial flexibility to offset this event. Occasionally has a need for working capital and or term financing. Other characteristics:
-	Acceptable net worth
-	Acceptable industry average for debt to worth ratio
-	Adequate working capital
-	Not significantly slow in paying accounts payable
-	Cash flow ratio = 1.3 or above”

4 Rating: “Acceptable risk. Sufficient primary source of repayment and acceptable secondary source of repayment has either:
-	Minimum net worth
-	Fairly high debt to worth ratio
-	Adequate cash flow ratio (1.2 or above) with higher than desired leverage; or marginal cash flow (1.2 or below) with strong capitalization and liquidity.
-	Declining earnings, limited additional debt capacity, or market fundamentals that indicate above average risks.”

5 Rating: “Borderline risk, potential weaknesses. Borrowers who exhibit potential credit weaknesses or downward trends deserving Bank management’s attention. If not checked or corrected, these trends will weaken the Bank’s asset position. Acceptable primary source of repayment, but less than preferable secondary source of repayment. Credit will have minimal excess cash flow, and financially will be moderately or highly leveraged. A “satisfactory” credit exhibits manageable credit risk with two measurable sources of repayment. Loans may lack technical or legal support, including deficiencies in loan documentation.
-	Little or no net worth
-	High debt to worth ratio
-	Cash Flow ratio = 1.1 or above
-	Start up or deteriorating industries or with a poor and declining market share in an average industry
-	An element of asset quality, financial flexibility, or management is below average”

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

6 Rating: “Substandard. A loan with well-defined credit weakness or weaknesses that jeopardize liquidation of the debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. These may be loans that have been restructured so that payment terms and collateral represent major concessions to the borrower when compared to normal loan terms. Also, this category should include those loans with contemplated or pending foreclosure or legal action due to the apparent deterioration in the credit. Loans are characterized by the distinct possibility that a bank will sustain loss if the deficiencies are not corrected. Loss potential, while existing in aggregate amount of substandard assets, does not have to exist in individual assets classified substandard.”

7 Rating: “Doubtful. A loan with weaknesses inherent to a substandard loan. The loan also has the added provision that the weaknesses make collection of debt in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain known factors which may work to the advantage and strengthening of the asset, (i.e., capital injection, perfecting liens on additional collateral, refinancing plans, etc.) its classification as an estimated loss is deferred until its more exact status may be determined.”

8 Rating: “Loss. Loans classified as Loss are considered uncollectible and of such nominal value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value, but rather it is unpractical or desirable to defer writing-off this basically worthless asset, even though partial recovery may be affected in the future. Losses should be taken in the period in which they surface as uncollectible. Known losses should be in process of charge off.”

Mortgage Servicing Rights (“MSRs”)
The Bank records the original MSRs based on market data. A periodic independent third party valuation is completed to determine potential impairment of MSRs as a result of changes in interest rates and expected future loan repayment speeds. Significant changes in interest rates or repayment speeds could have a significant impact on the carrying value of the MSRs asset. The Bank obtains quarterly independent valuations. For additional information, please refer to Note 5 to the Company’s Consolidated Financial Statements located elsewhere in this report.

Income Taxes
Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based upon the tax effects of the various temporary differences between book and tax bases of the various balance sheet asset and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. For additional information, please refer to Note 10 to the Company’s Consolidated Financial Statements and the section entitled “Federal Income Tax Expense,” both located elsewhere in this report.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

FINANCIAL CONDITION
Total assets increased by 2.5%, or $7.1 million, to $295.0 million at December 31, 2006 from $287.9 million at December 31, 2005. The increase in total assets is attributable to strong loan growth in the current year.

Total liabilities increased by $5.6 million, or 2.1%, to $267.1 million at December 31, 2006 from $261.5 million at December 31, 2005. The Bank increased the level of deposits in the current year to fund the growth in the loan portfolio. Growth in deposits and maturities of securities permitted repayment on certain other borrowings.

Total shareholders’ equity increased $1.5 million, or 5.8%, to $27.9 million at December 31, 2006 compared to $26.4 million at December 31, 2005. Current year net income was the primary reason for the increase, which was offset by current year dividends. Management monitors the capital levels of the Bank to provide for current and future business opportunities and to meet regulatory guidelines for “well capitalized” institutions.

Investments and Fed Funds Sold
Total investments securities available-for-sale decreased 29.8%, or $7.6 million, to $17.8 million at December 31, 2006, compared to $25.4 million at December 31, 2005. The decrease in investment securities is attributable to maturities and repayments on investments being used to fund loan growth and repayment of other borrowings in the current year. Equity investment in the Federal Home Loan Bank of Indianapolis (“FHLBI”) decreased $742,000, or 26.5% to $2.1 million at December 31, 2006 from $2.8 million at December 31, 2005. The Bank reduced the stock investment in FHLBI with the reduction in outstanding advances and collateral. Investment in Federal Reserve Bank (“FRB”) stock remained unchanged at $630,000 at December 31, 2006 compared to December 31, 2005. The Bank did not have any Fed Funds Sold at December 31, 2006 and 2005. The Company had no held-to-maturity securities as of December 31, 2006 and 2005.

The following table presents the maturity schedule of securities (based on estimated fair value) held and weighted average yield of those securities, as of December 31, 2006 (000’s omitted):

	Within One Year		After One but Within Five Years		After Five but within Ten		After Ten Years		Mortgage-Backed Securities		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield

U.S. Treasury &
Government agencies	$13,330	3.05%	$1,004	5.68%	$-		$-		$-		$14,334	3.58%

Obligations of state & political subdivisions	1,023	3.86%	521	3.34%	564	4.57%	419	6.75%	-		2,527	4.42%

Mortgage-backed securities	-		-		-		-		967	5.01%	967	5.01%

Total	$14,353		$1,525		$564		$419		$967		$17,828

Maturity information does not incorporate any call provisions that the various securities may contain. Mortgage-backed securities do not have specific maturity dates, and thus have been incorporated into the above table as a separate maturity column. An analysis of the amortized cost and estimated fair market value of the investment portfolio is contained in Note 2 to the Company’s Consolidated Financial Statements.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Loans, Credit Quality and Allowance for Loan and Lease Losses

The following table summarizes the Company’s loan mix at December 31, 2006, 2005, 2004, 2003 and 2002 (000’s omitted):

	2006	2005	2004	2003	2002

Commercial, financial and agricultural	$173,201	$164,156	$143,583	$154,243	$139,971
Residential-construction	10,896	11,902	8,768	8,851	8,677
Residential-mortgage	30,255	28,113	21,685	16,630	9,175
Consumer	31,777	33,427	33,123	29,743	27,014

Total	$246,129	$237,598	$207,159	$209,467	$184,837

The Company’s loan portfolio increased $8.5 million, or 3.6%, to $246.1 million at December 31, 2006 from $237.6 million at December 31, 2005. Growth in the commercial loan portfolio was the primary cause for the increase. Commercial, financial and agricultural loans increased by $9.0 million, or 5.5%, to $173.2 million at December 31, 2006 from $164.2 million at December 31, 2005. Residential mortgages increased by $2.2 million, or 7.6%, to $30.3 million at December 31, 2006 from $28.1 million at December 31, 2005. The growth in commercial and residential loans was due to management’s focus on business development and expansion of market presence in Hillsdale and Jackson. Other loan categories decreased somewhat in the current year. Specifically, real estate construction loans decreased by $1.0 million, or 8.5%, to $10.9 million at December 31, 2006 from $11.9 million at December 31, 2005. The decline in residential construction is consistent with the slowing in both the real estate and new housing markets in the local area. Consumer loans decreased $1.6 million, or 4.9%, to $31.8 million at December 31, 2006 from $33.4 million at December 31, 2005. The portfolio mix as of December 31, 2006 has remained relatively consistent with the prior year, as much of the commercial loan growth was matched by increases in residential mortgage loans as well.

Management expects continued loan growth in 2007, primarily in the commercial and agricultural loan portfolio. The growth in the commercial lending area will be driven by continued business development efforts. Consumer loans are expected to remain relatively stable or decline slightly with the present interest rate environment.

The following table presents the remaining maturity of total loans outstanding for the categories shown at December 31, 2006, based on scheduled principal repayments (000’s omitted), as well as categorized as fixed or variable rate loans (000’s omitted):

	Due Within 1 Year	Due After 1 but Within 5 Years	Due After 5 Years	Total	Fixed	Variable

Commercial, financial and agricultural	$40,515	$42,407	$90,279	$173,201	$69,780	$103,421
Residential - construction	10,782	-	114	10,896	4,675	6,221
Residential - mortgage	4,112	8,922	17,221	30,255	16,938	13,317
Consumer	1,921	5,234	24,622	31,777	10,694	21,083

Total	$57,330	$56,563	$132,236	$246,129	$102,087	$144,042

Closed-end commercial and agricultural loans, though they may mature within five years, typically have principal amortization periods that exceed five years. Principal balances on commercial and agricultural lines of credit are typically due in full at maturity (usually one year).

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Off-Balance Sheet Items
The following is a summary of outstanding commitments by the Company to grant loans, unfunded commitments under lines of credit and letters of credit at December 31, 2006 and 2005 (000’s omitted):

	2006	2005

Commitments to extend credit	$8,416	$7,370
Unfunded commitments under lines of credit	57,989	61,242
Commercial and standby letters of credit	2,430	3,051

Total	$68,835	$71,663

Outstanding commitments to grant loans, lines of credit and letters of credit decreased $2.9 million, or 3.9% to $68.8 million at December 31, 2006 from $71.7 million at December 31, 2005. The decrease in such off-balance sheet items is due primarily to a reduction in variable rate revolving lines of credit, as borrowers moved to fixed rate products with the rate increases in 2006. Included in these totals are commitments to lend on 1-4 family residences. Such loans are generally sold to the secondary market. Management does not expect that all commitments will result in funded loans.

Criticized and Classified Loans
The following tables present criticized and classified loans of the Bank at December 31, 2006 and 2005 (000’s omitted):

	Loan Risk Ratings
	5	6	7	8	Total

Loan Type
December 31, 2006
Commercial	$11,875	$5,648	$2	$-	$17,525
Agricultural	1,128	1,971	-	-	3,099
Residential real estate mortgage	-	1,055	114	-	1,169
Consumer	27	54	-	-	81

Total	$13,030	$8,728	$116	$-	$21,874

December 31, 2005
Commercial	$3,839	$7,547	$-	$-	$11,386
Agricultural	1,297	1,936	-	-	3,233
Residential real estate mortgage	637	-	-	-	637
Consumer	99	-	-	-	99

Total	$5,872	$9,483	$-	$-	$15,355

Loans risk-rated as 5 are considered criticized loans, while loans risk-rated as 6 or higher are considered classified loans. Please refer to the section entitled “Critical Accounting Policies” located within “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the definition of each loan risk rating. The Bank’s credit administration function is designed to provide increased information on all types of loans to identify adverse credit risk characteristics in as timely a manner as possible. Total criticized and classified loans increased $6.5 million, or 42.5% to $21.9 million at December 31, 2006 from $15.4 million at December 31, 2005. The largest increase was noted in loans risk-rated 5, which increased $7.1 million, or 121.9%, to $13.0 million at December 31, 2006 from $5.9 million at December 31, 2005. Loans risk-rated 6 decreased $0.8 million, or 8.0%, to $8.7 million at December 31, 2006 from $9.5 million at December 31, 2005. There was $116,000 in loans risk-rated 7 as of December 31, 2006. There were no loans risk-rated 7 at December 31, 2005. There were no loans risk-rated 8 at either December 31, 2006 or 2005. The increase in loan risk-rated 5 is related in large part to enhancements in the Bank’s loan review process including monthly examinations of criticized loans and more coverage of the loan portfolio. Management is focusing on early detection and monitoring of potential credit weakness. Management continues to closely monitor each criticized or classified loan and institute appropriate measures to eliminate the basis of criticism.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

A continual process of monitoring, review and analysis is maintained to identify credit-related weaknesses of loans within the loan portfolio and assure that loans are risk-rated in an accurate and timely manner. Several levels of management oversight and Board of Directors oversight have been established as part of this process. Both internal and external resources are utilized in this process. Internally, the credit administration function reports directly to the CEO of the Company and is not subordinate to the loan origination function. Management maintains a “Loan Watch List” Committee for the purpose of providing continuing oversight of each criticized or classified loan’s financial condition and performance, payment performance, collateral analysis, trend analysis and other relevant information. Loan workout plans are developed and reviewed in detail. Staff resources have been allocated to conduct internal review of loan customers’ financial information. Oversight from the Board of Directors is provided through the Directors Loan Committee, which meets on a monthly basis. Additionally, the full Board of Directors is provided detailed information on criticized and classified loans.

Non-performing Assets
Non-performing assets are comprised of other real estate owned (“OREO”), loans accounted for on a non-accrual basis, and loans contractually past due 90 days or more as to interest or principal payments but still accruing interest. Accrual of interest on loans is generally discontinued at the time a loan becomes 90 days delinquent in its payments, unless the credit is well-secured and in the process of collection.

The following table sets forth information with respect to the Company’s non-performing assets at December 31, 2006, 2005, 2004, 2003 and 2002 (000’s omitted):

	2006	2005	2004	2003	2002

Non-accruing loans past due	$2,728	$1,104	$671	$1,459	$603
Loans past due 90 days or more still accruing	668	672	556	693	1,853

Total non-performing loans	3,396	1,776	1,227	2,152	2,456
Other Real Estate	169	549	715	181	1,783

Total non-performing assets	$3,565	$2,325	$1,942	$2,333	$4,239

Non-performing loans as a percent
of total loans	1.38%	0.75%	0.59%	1.03%	1.33%
Non-accruing loans
as a percent of total loans	1.11%	0.46%	0.32%	0.70%	0.33%
Non-performing assets as a percent
of total assets	1.21%	0.81%	0.75%	0.72%	1.48%
Non-performing loans as a percent
of the loan loss reserve	120.55%	66.19%	49.18%	93.48%	116.95%

Total non-performing assets increased $1.3 million, or 53.3%, to $3.6 million at December 31, 2006 from $2.3 million at December 31, 2005. The increase in non-performing assets primarily related to non-accrual loans. The level of non-performing loans as a percent of total loans increased to 1.38% as of December 31, 2006 compared to 0.75% as of December 31, 2005. Approximately $738,000 of commercial and residential loans went to nonaccrual in the month of December 2006. This increase is reflective of the poor economic conditions within the state of Michigan. Management is working closely with the borrowers to correct the respective deficiencies in these loans. Management is closely monitoring the credit quality of the loan portfolio. As noted above, loans risk-rated as 6 decreased $0.8 million, or 8.0%, during 2006. This decrease was offset by a significant increase in the 5-rated credits, which increased $7.1 million, or 121.9%. The risk that such loans will become nonperforming loans is higher than non-classified loans, despite efforts to eliminate the basis of criticism through the credit administration process.

Non-performing loans as a percentage of the loan loss reserve has increased to 120.55% as of December 31, 2006 compared to 66.19% as of December 31, 2005. The non-performing loans are primarily comprised of both commercial and residential real estate properties, which management believes are adequately collateralized or have specific reserves allocated to cover estimated losses.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Other real property that we acquire as a result of the foreclosure process is classified as OREO until it is sold. Our credit administration department decides whether to rehabilitate the property or sell it “as is,” and whether to list the property with a broker or sell it at auction. OREO is carried at the lesser of the cost or net realizable value. Subsequent to foreclosure, valuations are periodically performed by management in order to determine whether additional write-downs are required. Generally, we are able to dispose of a substantial portion of this type of real estate and other repossessed assets during each year, but we invariably acquire additional real estate and other assets through repossession in the ordinary course of business. At December 31, 2006, we had $169,000 of other real estate compared to $549,000 at December 31, 2005.

The following tables detail the allocation among individual loan portfolios within the allowance for loan and lease losses at December 31, 2006, 2005, 2004, 2003 and 2002 (000’s omitted):

	2006			2005
	Allowance	% of Total Allowance	% of Loans to Total Loans	Allowance	% of Total Allowance	% of Loans to Total Loans

Commercial, financial and agricultural	$1,904	67.59%	70.37%	$2,088	77.82%	69.09%
Residential-mortgage	285	10.12%	12.29%	84	3.13%	11.83%
Residential-construction	131	4.65%	4.43%	70	2.61%	5.01%
Consumer	313	11.11%	12.91%	262	9.77%	14.07%
Other qualitative factors & trends	184	6.53%	na	179	6.67%	na

	$2,817	100.00%	100.00%	$2,683	100.00%	100.00%

	2004			2003
	Allowance	% of Total Allowance	% of Loans to Total Loans	Allowance	% of Total Allowance	% of Loans to Total Loans

Commercial, financial and agricultural	$1,965	78.76%	69.31%	$1,991	86.49%	73.64%
Residential-mortgage	97	3.89%	10.47%	9	0.39%	4.22%
Residential-construction	37	1.48%	4.23%	25	1.09%	7.94%
Consumer	311	12.46%	15.99%	126	5.47%	14.20%
Other qualitative factors & trends	85	3.41%	na	151	6.56%	na

	$2,495	100.00%	100.00%	$2,302	100.00%	100.00%

	2002
	Allowance	% of Total Allowance	% of Loans to Total Loans

Commercial, financial and agricultural	$1,613	76.81%	75.85%
Residential-mortgage	18	0.86%	4.67%
Residential-construction	25	1.19%	5.31%
Consumer	182	8.67%	14.17%
Other qualitative factors & trends	262	12.47%	na

	$2,100	100.00%	100.00%

The allowance for loan and lease losses (the “allowance”) as a percentage of total loans was 1.14% at December 31, 2006, compared to 1.13% at December 31, 2005. For the twelve months ended December 31, 2006 provision for loan losses decreased $9,000, or 2.6%, to $333,000 from $342,000 for the same period in 2005. The allowance as a percentage of loans increased slightly in the current year with some worsening in credit quality. The provision for loan losses decreased in the current year, as the loan portfolio did not grow as significantly in 2006 as compared to 2005. The loan portfolio grew by 3.6% in 2006 compared to 14.7% in 2005. Management continues to closely monitor the credit risk within the individual loan pools. Please refer to the subsection entitled “Criticized and Classified Loans” within the section entitled “Loans, Credit Quality and Allowance for Loan and Lease Losses” above for more detail. Commercial and agricultural loans represent the largest segment of the Company’s loan portfolio. The portion of the allowance attributable to commercial and agricultural loans declined, as a percentage of the entire allowance, to 71.9% (or $2.02 million) at December 31, 2006 from 77.8% (or $2.09 million) at December 31, 2005. This is related to management’s more detail analysis of the required specific reserves on the commercial credits. While other loan categories registered relatively small changes as a percentage of the allowance, the impact on the overall allowance analysis is minimal because of the substantially smaller dollar amounts involved.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company maintains an allowance for loan and lease losses believed to be sufficient to absorb estimated probable credit losses inherent in the loan portfolio, recognizing the imprecision inherent in the process of estimating credit losses.

The allowance represents management’s estimate of probable net loan charge-offs in the portfolio at each balance sheet date. The allowance contains provisions for probable losses that have been identified relating to specific borrowing relationships as well as probable losses believed to be inherent in the loan portfolio without specific identification of loan relationships.

The allowance for loan and lease losses represents the Company’s estimate of probable credit losses related to specifically identified loans as well as probable credit losses inherent in the remainder of the loan portfolio that have been incurred as of the balance sheet date. The allowance for loan and lease losses is maintained at an adequate level through additions to the provision for loan losses. An appropriate level of the risk allocated allowance is determined based on the application of risk percentages to graded loans by categories. Specific reserves are established for individual loans when deemed necessary by management. In addition, management considers other factors when determining the unallocated allowance, including loan quality, changes in the size and character of the loan portfolio, consultation with regulatory authorities, amount of non-performing loans, delinquency trends, economic conditions and industry trends.

Inherent risks and uncertainties related to the operation of a financial institution require the Company to rely on estimates, appraisals and evaluations of loans to prepare its financial statements. Changes in economic conditions and the financial prospects of borrowers may result in abrupt changes to the estimates, appraisals or evaluations used. In addition, if actual circumstances and losses differ substantially from management’s assumptions and estimates, the allowance for loan and lease losses may not be sufficient to absorb all future losses, and net income could be significantly impacted.

Deposits
Total deposits increased $25.2 million, or 12.0%, to $235.9 million at December 31, 2006 from $210.7 million at December 31, 2005. Specifically, noninterest-bearing deposits increased $0.9 million, or 2.1%, to $46.3 million at December 31, 2006 from $45.4 million at December 31, 2005. The increase in noninterest bearing deposits is attributable to continuing business development efforts. Interest-bearing deposits increased $24.2 million, or 14.7%, to $189.6 million at December 31, 2006 from $165.4 million at December 31, 2005. Specifically, certificates of deposit (“CD’s”) with balances of $100,000 and greater increased $17.8 million, or 32.4%, to $72.9 million at December 31, 2006 from $55.1 million at December 31, 2005. The increase is attributable to a greater amount of local municipal CD’s obtained through a competitive bidding process. Municipal CD’s generally have shorter maturity lengths and thus can reprice more often than longer term CD’s. Certificates of deposit with balances under $100,000 increased $6.7 million, or 18.2%, to $43.6 million at December 31, 2006 from $36.9 million December 31, 2005. The increase is attributable to business development efforts of the retail branches.

Borrowed Funds
Borrowed funds consist of advances from the Federal Home Loan Bank of Indianapolis (“FHLBI”), agreements to repurchase securities sold under Repurchase Agreements (“repos”) with specific customers and third-party financial institutions, and draws on a Federal funds purchased line of credit at a correspondent bank. FHLBI advances decreased by $6.0 million, or 35.6%, to $10.9 million at December 31, 2006 from $16.9 million at December 31, 2005. The decrease in the current year is due to deposit growth outpacing loan growth which provided liquidity to repay the higher rate FHLBI advances. Repurchase agreements decreased $6.0 million, or 43.6%, to $7.7 million at December 31, 2006 from $13.7 million at December 31, 2005. The majority of the decrease is due to the repayment of a $5.0 million repurchase agreement to a third party financial institution. The balance of the decrease is related to fluctuations in normal daily activity within the customer repurchase balances. Borrowings under the Bank’s Federal funds purchased line of credit decreased $2.4 million, or 26.7%, to $6.6 million at December 31, 2006 from $9.0 million at December 31, 2005. The decrease is attributable to normal daily fluctuations in the liquidity needs of the Company.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Amounts borrowed from the FHLBI may be collateralized with either investment securities or certain types of loans. At December 31, 2006 no investment securities were pledged as collateral against FHLBI borrowings. As disclosed in Note 8 to the Company’s Consolidated Financial Statements, $21.6 million and $31.8 million of 1-4 family residential mortgage loans were pledged as collateral at December 31, 2006 and 2005, respectively. For additional information regarding borrowed funds please refer to Note 8 to the Consolidated Financial Statements included elsewhere in this report.

Capital
Beginning in the first quarter of 2006, the Company became exempt from the Capital Guidelines, as the Board of Governors of the Federal Reserve System increased the asset size threshold from $150 million to $500 million in consolidated assets for determining whether a Bank Holding Company may qualify for an exemption from the Capital Guidelines. Under the revised regulatory financial reporting requirements, the Company will only be required to file parent-only financial data on a semi-annual basis. This change only impacts the Company and the Bank will continue to file necessary regulatory reports.

The Bank continues to maintain sufficient risk-based capital levels to remain categorized as “well-capitalized” under federal regulatory requirements. At the Bank level total risk-based capital (RBC) to risk-weighted assets (RWA) decreased from 13.7% at December 31, 2005 to 12.5% at December 31, 2006. Similarly, the ratio of Tier 1 RBC to RWA decreased to 11.4% at December 31, 2006 from 12.6% at December 31, 2005. The ratio of Tier 1 RBC to average assets decreased to 10.4% at December 31, 2006 from 10.7% at December 31, 2005. Risk-based capital levels decreased as a result of a dividend of $3.6 million from the Bank to the Holding Company in December 2006 to provide liquidity to redeem the subordinated debt, as discussed in Note 9 of the consolidated financial statements. The dividend exceeded the net income at the Bank in the current year, thereby reducing capital.

The number of outstanding shares at December 31, 2005 of 735,379 decreased to 725,206 at December 31, 2006, as a result of the redemption and retirement of ESOP/401k shares as well as repurchase and retirement of shares in December 2006. Management monitors the capital levels of the Company and the Bank to provide for current and future business opportunities.

RESULTS OF OPERATIONS

Net Income
2006. Continuing Operations – Income from continuing operations for the year ended December 31, 2006 increased $0.5 million, or 23.9%, to $2.4 million in 2006 compared to $1.9 million in 2005. Basic earnings per share (“EPS”) attributable to continuing operations for the twelve months ended December 31, 2006 were $3.27 compared to $2.47 for the same period in 2005. Diluted EPS for the twelve months ended December 31, 2006 was $3.26 compared to $2.45 for the same period in 2005. Increase in net income due primarily to cost reductions over the prior year as well as some improvement in net interest income.

2005. Continuing Operations – Income from continuing operations for the year ended December 31, 2005 declined $215,000, or 10.0%, to $1.9 million in 2005 compared to $2.2 million in 2004. Basic earnings per share (“EPS”) attributable to continuing operations for the twelve months ended December 31, 2005 were $2.47 compared to $2.54 for the same period in 2004. Diluted EPS for the twelve months ended December 31, 2005 was $2.45 compared to $2.52 for the same period in 2004.

Combined – On a combined basis net income for the year ended December 31, 2005 decreased $5.2 million, or 72.8%, to $1.9 million from $7.1 million for the same period in 2004. Basic EPS for the year ended December 31, 2005 were $2.47 compared to $8.42 for the same period in 2004. Diluted EPS for the year ended December 31, 2005 were $2.45 compared to $8.34 for the same period in 2004. The reason for the decrease is due to the gain on sale of the Bank of Washtenaw in the fourth quarter of 2004, which is discussed in more detail below.

2004. Continuing Operations — Income from continuing operations for the twelve months ended December 31, 2004 declined $1.2 million, or 35.9%, to $2.2 million compared to $3.4 million for the same period in 2003. Basic EPS attributable to continuing operations for the twelve months ended December 31, 2004 were $2.54 compared to $3.92 for the same period in 2003. Diluted EPS for the twelve months ended December 31, 2004 was $2.52 compared to $3.89 for the same period in 2003.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

The decline in income from continuing operations results primarily from lower levels of mortgage origination-related income in 2004. Though interest rates remained low compared to historical levels, residential mortgage refinance activity declined as most homeowners had previously refinanced their residential mortgages and wouldn’t have benefited from additional refinance activity.

Discontinued Operation – On October 29, 2004 the Company completed the sale of its former subsidiary, the Bank of Washtenaw (“discontinued operation” or “discontinued component”). All activity attributable to Bank of Washtenaw is presented as a separate item within the Company’s financial statements. Income attributable to discontinued operation for the twelve months ended December 31, 2004 was $5.0 million compared to a loss of $(124,000) for the same period in 2003. Income from the discontinued operation in 2004 consisted of income from the operation of the discontinued component and gain on sale of the discontinued component. In 2004 the Company recognized a net gain of $4.4 million on the sale of Bank of Washtenaw. Income attributable to the operation of the discontinued component in 2004 totaled $562,000 compared to a loss of $(124,000) for the twelve months ended December 31, 2003. Basic EPS attributable to the discontinued operation for the twelve months ended December 31, 2004 were $5.88 compared to $(.14) for the same period in 2003. Diluted EPS for the twelve months ended December 31, 2004 were $5.82 compared to $(.14) for the same period in 2003.

Combined – On a combined basis net income for the twelve months ended December 31, 2004 increased $3.9 million, or 120.5%, to $7.1 million compared to $3.2 million for the same period in 2003. Basic EPS for the twelve months ended December 31, 2004 were $8.42 compared to $3.78 for the same period in 2003. Diluted EPS for the twelve months ended December 31, 2004 were $8.34 compared to $3.75 for the same period in 2003.

Net Interest Income
2006. Net interest income for the twelve months ended December 31, 2006 increased $0.1 million, or 1.2%, to $11.8 million compared to $11.7 million for the same period in 2005. The increase in net interest income was primarily attributable to increases in the volume and yield in the loan portfolio, offset in large part to higher rates paid on interest-bearing liabilities. Total interest income increased by $2.8 million, or 17.0%, to $18.9 million for the twelve months ended December 31, 2006 compared to $16.1 million during the same period in 2005. An increase in the loan portfolio coupled with continued increases in the prime lending rate was the cause of the increase in interest income. Interest expense increased by $2.7 million, or 58.5%, to $7.1 million for the twelve months ended December 31, 2006 compared to $4.4 million during the same period in 2005. Increases in the level of time deposits as well as an increase in rates paid on interest bearing deposits caused the increase in interest expense. Please refer to the discussion of the Rate/Volume Table that follows for additional information.

2005. Net interest income for the twelve months ended December 31, 2005 decreased $409,000, or 3.4%, to $11.7 million compared to $12.1 million for the same period in 2004. The decrease in net interest income was primarily attributable to increases in interest expense attributable to higher levels of deposits and borrowing coupled with increases in rates paid on interest-bearing liabilities. Total interest income increased by $1.2 million, or 8.4%, to $16.1 million for the twelve months ended December 31, 2005 compared to $14.9 million during the same period in 2004. An increase in the loan portfolio coupled with a 2% increase in the prime lending rate was the cause of the increase in interest income. Interest expense increased by $1.6 million, or 59.2%, to $4.4 million for the twelve months ended December 31, 2005 compared to $2.8 million during the same period in 2004. Increases in the level of borrowings and time deposits as well as an increase in rates paid on interest bearing deposits caused the increase in interest expense. Please refer to the discussion of the Rate/Volume Table that follows for additional information.

2004. Net interest income for the twelve months ended December 31, 2004 increased $303,000, or 2.6%, to $12.1 million compared to $11.8 million for the same period in 2003. The increase in net interest income was primarily attributable to decreasing interest expense during 2004. Total interest income declined by $154,000, or 1.0%, to $14.9 million for the twelve months ended December 31, 2004 compared to $15.0 million during the same period in 2003. A lower amount of loans outstanding, coupled with a continued low rate environment were the primary causes of the decline. Interest expense decreased by $457,000, or 14.1%, to $2.8 million for the twelve months ended December 31, 2004 compared to $3.3 million during the same period in 2003. Reductions in rates paid on interest-bearing accounts accounted for most of the decline.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following table presents the Company’s consolidated average balances of interest-earning assets, interest-bearing liabilities, and the amount of interest income or interest expense attributable to each category, the average yield or rate for each category, and the net interest margin for the years ended December 31, 2006, 2005 and 2004 (000’s omitted). Average loans are presented net of unearned income and the allowance for loan and lease losses. Interest on loans includes loan fees. Nonaccrual loans are included in the average balance of loans.

	------------2006------------			------------2005------------			------------2004------------
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate

Interest-earning assets:
Loans receivable	$238,495	$17,711	7.43%	$219,995	$14,951	6.80%	$209,600	$13,914	6.64%
Securities available for sale (1)	23,548	796	3.38%	27,257	915	3.36%	24,063	784	3.26%
Federal funds sold	3,937	196	4.98%	3,800	114	3.00%	4,257	46	1.08%
Equity securities	3,178	162	5.10%	3,229	146	4.52%	3,036	140	4.61%
Interest-bearing balances with
other financial institutions	191	10	5.24%	148	4	2.70%	57	1	1.75%

Total interest-earning assets	269,349	18,875	7.01%	254,429	16,130	6.34%	241,013	14,885	6.18%
Noninterest-earning assets:
Cash and due from financial institutions	8,834			9,215			12,441
Premises and equipment, net	6,787			5,719			5,640
Other assets	5,881			4,648			4,270

Total assets	$290,851			$274,011			$263,364

Interest-bearing liabilities:
Interest-bearing demand deposits	$46,146	856	1.85%	$49,425	586	1.19%	$60,683	328	0.54%
Savings deposits	27,996	105	0.38%	31,376	109	0.35%	33,087	112	0.34%
Time deposits	104,938	4,506	4.29%	87,988	2,639	3.00%	75,767	1,704	2.25%
Subordinated debentures	4,671	419	8.97%	5,000	359	7.18%	5,000	285	5.70%
Repurchase agreements and other borrowings	28,519	1,164	4.08%	21,193	756	3.57%	12,223	366	2.99%

Total interest-bearing liabilities	212,270	7,050	3.32%	194,982	4,449	2.28%	186,760	2,795	1.50%
Non-interest bearing demand deposits	45,594			43,258			42,343
Other liabilities	5,845			3,164			2,969
Total liabilities	263,709			241,404			232,072
Shareholders' equity	27,142			32,607			31,292

Total liabilities and shareholders' equity	$290,851			$274,011			$263,364

Net interest income		$11,825			$11,681			$12,090

Net spread			3.69%			4.06%			4.68%
Net interest margin (2)			4.39%			4.59%			5.02%
Ratio of interest-earning assets
to interest-bearing liabilities			126.89%			130.49%			129.05%

(1)	Interest income on tax-exempt securities has not been adjusted to a taxable equivalent basis.
(2)	Net interest earnings divided by average interest-earning assets.

2006. The Bank’s net interest margin decreased 20 basis points, to 4.39% for the year ended December 31, 2006 compared to 4.59% for the same period in 2005. This decrease in net interest margin is primarily attributable to increases in rates paid on interest-bearing liabilities. The average rate paid on interest-bearing liabilities increased 104 basis points to 3.32% for the year ended December 31, 2006 compared to 2.28% for the same period in 2005. Much of this increase in rates paid relates to costs of deposits. The average rate paid on interest-bearing demand accounts as well as time deposits increased in the current year in response to competitive pressures in the local market. The cost of the subordinated debentures also increased substantially in 2006 to an average rate of 8.97% up from 7.18% in 2005. Management redeemed the subordinated debt in December 2006 and will likely opt for lower cost liquidity sources. The average yield earned on interest-earning assets increased 67 basis points to 7.01% for the year ended December 31, 2006 up from 6.34% for the same period in 2005. The Company’s net interest margin remains quite strong, and management continues to take steps to neutralize some portion of this risk.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

2005. The Bank’s net interest margin decreased 43 basis points, to 4.59% for the year ended December 31, 2005 compared to 5.02% for the same period in 2004. Much of the decrease in net interest margin is attributable to an increase in the rates paid on interest-bearing liabilities. The Bank’s cost of funds increased as the loan growth was funded primarily by higher rate time deposits and other borrowings. The average rate paid on interest-bearing liabilities increased 78 basis points, to 2.28% for the year ended December 31, 2005 compared to 1.50% for the same period in 2004. The average yield earned on interest-earning assets increased 16 basis points, to 6.34% for the year ended December 31, 2005 compared to 6.18% for the same period in 2004. The yield on loans receivable increased to 6.80% for the year ended December 31, 2005 compared to 6.64% for the same period in 2004. The increases in the overall lending rates caused much of this increase. Improvements to the yield attributable to increases in lending rates were offset by a reduction in the Business Manager portfolio in 2005. The Business Manager was a high yield product which posed higher credit risk to the Bank. Management made the determination in late 2004 to discontinue the product. The Business Manager portfolio averaged $2.1 million in principal in 2004. Without the income from the Business Manager portfolio, the yield on loans would have been 6.51% in 2004. Please refer to the Rate-Volume Table presented below for additional information.

2004. The Bank’s net interest margin decreased 36 basis points, to 5.02% for the twelve months ended December 31, 2004 compared to 5.38% for the same period in 2003. The decrease in net interest margin was primarily attributable to an historically low rate environment in which the average rate earned on interest-earning assets declined more sharply than the decline of the average rate paid on interest-bearing liabilities. The average rate earned on interest-earning assets declined 68 basis points to 6.18% for the twelve months ended December 31, 2004 from 6.86% during the same period in 2003. The average rate paid on interest-bearing liabilities declined 41 basis points to 1.50% for the twelve months ended December 31, 2004 from 1.91% during the same period in 2003.

The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company’s interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change (the sum of the prior columns). The changes attributable to the combined impact of volume and rate have been allocated on a proportional basis between changes in rate and volume (000’s omitted):

	2006-2005			2005-2004

	Net	Increase/(decrease) due to		Net	Increase/(decrease) due to
	Change	Volume	Rate	Change	Volume	Rate

Interest-earning assets:
Loans receivable	$2,760	$1,317	$1,443	$1,037	$690	$347
Securities available-for-sale	(119)	(125)	6	131	104	27
Federal funds sold	82	7	75	68	(5)	73
Equity securities	16	(3)	19	6	9	(3)
Interest-bearing balances with
other financial institutions	6	2	4	3	2	1

Total interest-earning assets	2,745	1,198	1,547	1,245	800	445

Interest-bearing liabilities:
Interest-bearing demand
deposits	270	(61)	331	258	(61)	319
Savings deposits	(4)	(13)	9	(3)	(6)	3
Time deposits	1,867	728	1,139	935	275	660
Subordinated debentures	60	(29)	89	74	-	74
Repurchase agreements and
other borrowings	408	299	109	390	375	15

Total interest-bearing liabilities	2,601	924	1,677	1,654	583	1,071

Net change in net interest
income	$144	$274	($130)	($409)	$217	($626)

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

As the above table indicates, in 2006 net interest income increased $144,000 with the increase in interest income earned on the loans receivable portfolio, which increased $2.8 million for the twelve months ended December 31, 2006. This increase was due to both growth in volume and increases in yield earned. This increase in interest income was largely offset by similar increases in interest expense. For the twelve months ended December 31, 2006 total interest expense increased $2.6 million compared to the same period in 2005. The rate increases were most significant in the interest-bearing demand deposits and time deposits. The rate increases in interest-bearing demand deposits and time deposits accounted for $0.3 million and $1.1 million of the increase in interest expense, respectively. While net interest margin has been reduced due to the above mentioned factors, it still remains strong in comparison to peer community banks. In an effort to preserve margin, the Company plans to reduce the cost of funds through multiple initiatives which include gathering additional core deposits and locking into fixed rate borrowings.

Provision for Loan Losses
The activity in the allowance for loan and lease losses for the twelve months ended December 31, 2006, 2005, 2004, 2003 and 2002 is presented in the following table (000’s omitted):

	Years ended December 31, (in thousands)
	2006	2005	2004	2003	2002

Balance at beginning of year	$2,683	$2,495	$2,302	$2,100	$1,891
Loans charged off:
Residential real estate - mortgage	67	22	18	-	23
Residential real estate - construction	-	-	-	-	-
Commercial and agricultural	55	46	427	329	357
Consumer	124	153	137	177	226

	246	221	582	506	606

Recoveries of loans previously charged-off:
Residential real estate - mortgage	-	-	-	-	1
Commercial and agricultural	27	24	51	44	101
Consumer	20	43	31	69	46

	47	67	82	113	148

Net loans charged-off	199	154	500	393	458

Provision for loan losses	333	342	693	595	667

Balance at end of year	$2,817	$2,683	$2,495	$2,302	$2,100

Net charge-off ratio	0.08%	0.07%	0.24%	0.20%	0.25%

Allowance to total loans	1.14%	1.13%	1.20%	1.10%	1.14%

2006. For the year ended December 21, 2006, gross loan charge-offs increased $25,000, or 11.3%, to $246,000 compared to $221,000 for the same period in 2005. The most significant change was in the residential real estate category with increased to $67,000 for the twelve months ended December 31, 2006 compared to $22,000 for the same period in 2005. This increase is reflective of the worsening economic conditions with the local market, as well as the slow real estate market in Michigan. Commercial and agricultural charge-offs increased $9,000, or 19.6%, to $55,000 up from $46,000 for the same period in 2005. Consumer charge-offs decreased in the current year by $29,000, or 19.0%, to $124,000 down from $153,000 for the year ended December 31 2005. The net charge-off rate increased to 0.08% for the twelve months ended December 31, 2006 compared to 0.07% for the same period in 2005. Despite the current year increase, the charge-off rate is still well below the levels experienced in 2004, 2003, and 2002, which were 0.24%, 0.20% and 0.25%, respectively. This decrease is largely due to the discontinuance of the Business Manager program in late 2004, which was a product with the higher yield but also posed a higher credit risk.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Gross recoveries for the year ended December 31, 2006 decreased to $47,000 down from $67,000 for the same period in 2005. The decrease in recoveries is considered a normal business fluctuations and varies based on the circumstances of the related charge-offs.

For the year ended December 31, 2006, provision for loan losses decreased $9,000, or 2.6%, to $333,000 compared to $342,000 for the same period in 2005. The provision for loan losses decreased in the current year, as the loan portfolio did not grow as significantly in 2006 as compared to 2005. The loan portfolio grew by only 3.6% in 2006 compared to 14.7% in 2005.

2005. For the twelve months ended December 31, 2005, gross loan charge-offs decreased $361,000, or 62.0%, to $221,000 compared to $582,000 during the same period in 2004. The gross loan charge-offs for the year ended December 31, 2004 included approximately $165,000 in loan charge-offs related to an accrued interest receivable adjustment, which is discussed in more detail below. After consideration of this adjustment, gross loan charge-offs for the year decreased $196,000, or 47.0%. The most significant change was the decrease in gross charge-offs related to commercial and agricultural loans, which decreased $381,000, or $247,000 after consideration of the charge-offs related to the accrued interest adjustment. This decrease is largely due to the discontinuance of the Business Manager program as indicated above. Levels of criticized loans decreased in 2005 as well. Charge-offs on consumer loans increased somewhat over the prior year levels but the change is considered a normal business fluctuation.

Gross recoveries for the year ended December 31, 2005 decreased to $67,000 down from $82,000 for the same period in 2004. The decrease in recoveries is related to the overall decreased level of charge-offs.

For the twelve months ended December 31, 2005 provision for loan losses decreased $351,000, or 50.6%, to $342,000 from $693,000 for the same period in 2004. The decrease is related to the overall decrease in the level of net charge-offs, as well as a significant improvement in the level of criticized and classified loans during 2005. Please refer to the subsection entitled “Criticized and Classified Loans” within the section entitled “Loans, Credit Quality and Allowance for Loan and Lease Losses” above for more detail.

2004. For the twelve months ended December 31, 2004, gross loan charge-offs increased $76,000, or 15.0%, to $582,000 compared to $506,000 during the same period in 2003. During the fourth quarter of 2004 the Company recognized $165,000 in loan charge-offs related to accrued interest receivable associated with loans previously charged-off or placed on non-accrual status. Any uncollected accrued interest receivable must be written off against the allowance (for uncollected accrued interest attributable to previous calendar years) or income (for uncollected accrued interest attributable to the current calendar year). During the fourth quarter management discovered numerous loans that had been previously charged-off or placed on nonaccrual where uncollected accrued interest had not been written off, as described above. After detailed analysis it was determined that the uncollected accrued interest associated with these loans was attributable to previous calendar years. Accordingly, the aggregate amount was charged against the allowance for loan and lease losses. Written procedures were developed and implemented during the fourth quarter to avoid recurrence. Of the $165,000 in uncollected accrued interest that was charged against the allowance, approximately $134,000 was associated with commercial and agricultural loans.

In the aggregate, commercial loan charge-offs increased $98,000, or 29.8% for the twelve months ended December 31, 2004 compared with the same period in 2003. Discounting the amounts associated with the accrued interest receivable accounting issue, commercial loan charge-offs would have been approximately $293,000, representing a $36,000 decline, or 10.9%. Consumer loan charge-offs decreased by $40,000, or 22.6%, for the twelve months ended December 31, 2004 compared with the same period in 2003. For the year ended 2004 residential mortgage loan charge-offs totaled $18,000, while none were noted in 2003. Recoveries of loans previously charged-off fell $31,000, or 27.4%, for the twelve months ended December 31, 2004 to $82,000 compared to $113,000 for the same period in 2003. The decline in recoveries from previously charged-off loans resulted from typical fluctuations noted with this activity.

For the twelve months ended December 31, 2004 provision for loan losses increased $98,000, or 16.5%, to $693,000 from $595,000 for the same period in 2003. Several factors affected the decision to increase the loan loss provision including a continued elevated amount of criticized and classified loans, significant migration of loans from a 5 risk-rating to a 6 risk-rating, local economic conditions and the overall mix of the loan portfolio.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

The amount of provision for loan losses recognized by the Company is based on management’s evaluation as to the amounts required to maintain an allowance adequate to provide for potential losses inherent in the loan portfolio. The level of the allowance is dependent upon the total amount of classified loans, past due and non-performing loans, historical charge-off experience, general economic conditions and management’s assessment of potential losses based upon internal credit evaluation of the loan portfolio and particular loans. In determining the provision for loan losses, management first determines the estimated allowance required for any specifically identified classified loans. Management then estimates potential charge-offs based on historical experience. Management also evaluates the general loan portfolio for credit risk based upon, but not limited to, the criteria noted above, and allocates an amount believed to be sufficient to cover estimated loan charge-offs inherent in the general loan portfolio. Management may then add, at its discretion, an allocation amount to adjust for current economic conditions, any additional perceived credit risk in the portfolio and any other information that management considers relevant.

Non-interest Income

2006. Total non-interest income decreased $209,000, or 6.4%, to $3.1 million for the year ended December 31, 2006 compared to $3.3 million for the same period in 2005. Service charges on deposit accounts increased $36,000, or 2.7%, to $1.4 million for the year ended December 31, 2006 compared to $1.3 million for the same period in 2005. This increase was due to some increases in rates charged. Net gains on the sale of loans decreased $0.4 million, or 29.8%, to $1.0 million for the year ended December 31, 2006 compared to $1.4 million for the same period in 2005. This is due to a continued decrease in mortgage volume, which is related to higher levels of interest rates as well as softening within the local residential real estate market. Mortgage loan sales were down approximately 27.8% to $43.4 million for 2006 down from $60.2 million for 2005. Loan servicing fees, net of amortization, decreased $190,000, or 66.2%, to $97,000 for the twelve months ended December 31, 2006 compared to $287,000 for the same period in 2005. This decrease is due to increased levels of amortization of the mortgage servicing asset. Other non-interest income increased $359,000, or 127.3%, to $641,000 for the year ended December 31, 2006 up from $282,000 for the same period in 2005. This increase is due largely to fee income earned on Merchant Visa services as well as increases in fees charged for mobile courier service.

2005. Total non-interest income decreased $289,000, or 8.1%, to $3.3 million for the year ended December 31, 2005 compared to $3.6 million for the same period in 2004. Service charges on deposit accounts decreased $113,000, or 7.9%, to $1.3 million for the year ended December 31, 2005 compared to $1.4 million for the same period in 2004. This decrease is reflective of the overall decrease in transactional demand deposit accounts, which generate the majority of fee income. Net gains on sale of loans also decreased 8.3% or $126,000 to $1.4 million in 2005 compared to $1.5 million for the same period in 2004 due to a reduction in mortgage volume. Mortgage loan sales were down approximately 30.7% in 2005 compared to the same period in 2004. The reduction in secondary marketing gains on sale of mortgage loans was offset by increased value in the mortgage servicing rights capitalized resulting in the net reduction of only 8.3%. Loan servicing fees, net of amortization, decreased $213,000, or 42.6%, to $287,000 for the year ended December 31, 2005 compared to $500,000 for the same period in 2004. This decrease is due to increased levels of amortization of the mortgage servicing asset. Other non-interest income increased $163,000, or 137.0%, to $282,000 for the year ended December 31, 2005 compared to $119,000 for the same period in 2004. In 2004, an impairment loss of approximately $140,000 was recognized in the fourth quarter when management made the determination to close one of the two branches in Hudson, which reduced the overall level of other non-interest income.

2004. Total non-interest income decreased $2.2 million, or 38.9%, to $3.6 million for the twelve months ended December 31, 2004 compared to $5.8 million for the same period in 2003. A substantial decline in gains on residential mortgage loan sales accounted for the reduction. For the twelve months ended December 31, 2004 gains on loan sales declined $4.1 million, or 73.2%, to $1.5 million compared to $5.7 million for the same period in 2003. Demand for secondary market residential mortgage loans decreased as significantly fewer homeowners refinanced existing residential mortgages. Loan servicing fees, net of amortization (“loan servicing fees”) registered a substantial increase in 2004. For the twelve months ended December 31, 2004, loan servicing fees increased $2.1 million, or 131.9%, to $500,000 from $(1.6 million) during the same period in 2003. Amortization expense of mortgage servicing rights on secondary market residential mortgage loans declined significantly as residential mortgage refinancing activity decreased.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Non-interest Expenses

2006. For the year ended December 31, 2006, total non-interest expense decreased $1.0 million, or 8.2% to $11.1 million down from $12.1 million for the same period in 2005. Compensation and benefits decreased approximately $1.0 million, or 13.6%, to $6.2 million for the year ended December 31, 2006 compared to $7.2 million for the same period in 2005. This decrease was due in large part to the cost savings associated with Reduction-in-Force plans (“RIF”), which were developed with the goal of increasing operating efficiency. The Bank eliminated various staff positions in the first quarters of 2006 and 2005, and severance packages were provided to employees affected by the RIF. The aggregate cost of the RIF plans were approximately $210,000 and $264,000 for the RIFs that occurred in the first quarter of 2006 and 2005, respectively. Occupancy and equipment expense increased $53,000, or 3.7%, to $1.502 million for the twelve months ended December 31, 2006 up from $1.449 million for the same period in 2005. This increase is primarily related to the costs associated with the new branch that was opened in the first quarter of 2006. Professional services expense decreased $137,000, or 20.4%, to $536,000 for the year ended December 31, 2006 down from $673,000 for 2005. This decrease is due to higher professional services costs associated with the tender offer, contingency planning and other consulting engagements incurred in 2005. Outside services expense increased $133,000, or 12.8%, to $1.17 million for 2006 up from $1.04 million for 2005. This increase is related to higher costs associated with Merchant Visa services. Marketing and advertising expense decreased to $166,000 for the year ended December 31, 2006 down $106,000, or 39.9%, from $272,000 for the same period in 2005. This reduction is due to certain cost controls implemented by management. Loan and collection expense decreased $45,000, or 13.1%, to $298,000 for the twelve months ended December 31 2006 compared $343,000 for the same period in 2005. Other non-interest expense increased to $717,000 for the twelve months ended December 31, 2006, up $102,000, or 16.6%, from $615,000 for the same period in 2005. This increase is due to the deferred costs of the trust preferred issuance which were recognized at the time of redemption. The total costs incurred at redemption were approximately $145,000. Excluding the effect of this one-time charge, non-interest expenses were down for 2006.

2005. For the year ended December 31, 2005, total non-interest expense increased $266,000, or 2.3%, to $12.1 million up from $11.8 million for the same period in 2004. Compensation and employee benefits decreased $15,000, or 0.2%, to $7.2 million for the year ended December 31, 2005. The aggregate cost of the severance packages associated with the 2005 RIF totaled approximately $264,000. This total cost included $137,000 in wages, $70,000 in pension costs, and $57,000 in medical insurance costs. The benefits of the RIF were visible in the latter half of 2005. Occupancy and equipment expense increased $32,000, or 2.3%, to $1.45 million for the year ended December 31, 2005 compared to $1.42 million for the same period in 2004. Postage and delivery expense decreased slightly to $300,000 for the year ended December 31, 2005 compared to $305,000 compared to the same period in 2004. These fluctuations are considered typical in the normal course of business. Expenses related to professional services increased $372,000, or 123.6%, to $673,000 for the year ended December 31, 2005 compared to $301,000 for the same period in 2004. This increase was due to increased payments to the Company’s auditing firms for services related to contingency planning, for Sarbanes-Oxley compliance and for additional work related to the Company’s annual report. In addition, legal and accounting costs were incurred in connection with the tender offer for the Company’s common stock that was completed in the second quarter of 2005. Marketing and advertising expense decreased $70,000, or 20.5%, to $272,000 for the year ended December 31, 2005 down from $342,000 for the same period in 2004. The decrease was due to an overall cost reduction strategy. Loan and collection expense increased $21,000, or 6.5%, to $343,000 for the year ended December 31, 2005 up from $322,000 for 2004. The increase is primarily due to costs associated with the maintenance and disposition of the other real estate assets (OREO). For the year ended December 31, 2005, director and shareholder expense increased $16,000, or 9.1%, to $191,000 compared to $175,000 for the same period in 2004. This increase is due to an increase in directors’ fees as well as an increase in the number of directors from 2004 to 2005. Other non-interest expense decreased $97,000, or 13.6%, to $615,000 for the year ended December 31, 2005 compared to $712,000 for the same period in 2004. The decrease is due to an overall cost reduction strategy implemented by management.

2004. For the twelve months ended December 31, 2004, total non-interest expenses declined $301,000, or 2.5%, to $11.8 million from $12.1 million during the same period in 2003. Various non-interest expenses increased during 2004, while other categories of non-interest expenses decreased. For the twelve months ended December 31, 2004, compensation and employee benefit expenses declined $380,000, or 5.0%, to $7.2 million from $7.6 million during the same period in 2003. A decline in residential mortgage loan-related incentive compensation accounted for the decrease. Occupancy and equipment expense increased $24,000, or 1.7%, to $1.42 million for the twelve months ended December 31, 2004 compared to $1.39 million for the same period in 2003. Various technology

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

expenditures to upgrade operational capabilities were incurred during 2004, including digital check imaging. Postage and delivery expense decreased $7,000, or 2.2%, to $305,000 for the twelve months ended December 31, 2004 compared to $312,000 during the same period in 2003. Professional services decreased by $51,000, or 14.5%, to $301,000 for the twelve months ended December 31, 2004 from $352,000 for the same period in 2003. Outside services decreased $44,000 or 4.1% to $1.0 million for the twelve months ended December 31, 2004 from $1.1 million during the same period in 2003. The decrease in 2004 is due to reduced employee recruitment costs and to the reduction in reliance on temporary mortgage processing help provided by outside agencies. Marketing and advertising expense increased $170,000, or 98.8%, to $342,000 for the twelve months ended December 31, 2004 compared to $172,000 for the same period in 2003. The increase in 2004 is due primarily to the Company initiating a campaign to develop a new brand identity throughout its market area. Loan and collection expense decreased by $135,000 or 29.5% to $322,000 for the twelve months ended December 31, 2004 compared to $457,000 for the same period in 2003. The decrease in 2004 was due to the curtailment of the Business Manager program during the fourth quarter of 2004. Other noninterest expenses increased $77,000, or 12.1%, to $712,000 for the twelve months ended December 31, 2004 compared to $635,000 during the same period in 2003. Such change in other noninterest expenses is considered typical in the normal course of business.

Federal Income Tax Expense

2006. The provision for federal income tax increased $468,000, or 77.6%, to $1.1 million (30.8% of pretax income from continuing operations) for the twelve months ended December 31, 2006 compared to $0.6 million (23.7% of pretax income from continuing operations) for the same period in 2005. This increase is primarily related to the increased level of earnings in the current year. The increase is also related to a change in accounting estimate recognized in the fourth quarter of 2005, which is discussed in greater detail below.

2005. The provision for federal income tax associated with continuing operations declined $0.4 million, or 39.8%, to $0.6 million (23.7% of pretax income from continuing operations) for the twelve months ended December 31, 2005 compared to $1.0 million (31.7% of pretax income from continuing operations) for the same period in 2004. The reduction in federal income tax provision, as well as the lower percentage of tax provision to pretax income, is partially attributable to lower pretax income from continuing operations. In addition the Company recognized an expense reduction of $200,000 related to an excess accrual for federal income tax specifically related to final accounting for the sale of the Bank of Washtenaw in 2004. This excess accrual was determined by management after completion of the 2004 federal income tax return and detailed analysis of the 2004 and 2005 federal income tax liabilities, which was performed in the fourth quarter of 2005. Federal income tax expense was adjusted in the fourth quarter related to this change in accounting estimate.

Liquidity and Capital Resources
Liquidity is the ability to meet current and future financial obligations, including the ability to have funds available to respond to the needs of depositors and borrowers as well as maintaining the flexibility to take advantage of investment opportunities. The Company’s primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the FHLBI. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

Liquidity management is both a daily and long-term responsibility of management. The Company adjusts its investments in liquid assets based upon management’s assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and immediate-term U.S. Government and agency obligations.

The Company’s most liquid assets are cash and short-term investments. The levels of these assets are dependent on the Company’s operating, financing, lending and investing activities during any given period. At December 31, 2006, cash and short-term investments totaled $17.2 million and securities classified as available for sale totaled $17.8 million. However, available-for-sale securities with a market value of $13.4 million were pledged as collateral for Treasury Tax & Loan accounts and repurchase agreements and therefore were not available for liquidity needs. The amortized cost of the available-for-sale securities was more than the fair value at year end, primarily as the result of increasing interest rates, which resulted in an unrealized loss of $155,000 within the investment portfolio. This unrealized loss, however, is normal given interest rate changes and does not represent a permanent impairment of value to the investment portfolio. Management does not consider such an unrealized loss a material risk to the Company’s capital. Management does not believe the sale of any of the Company’s securities would materially affect the overall financial condition of the Company. Management believes it has sufficient liquidity and sources of funds to meet its obligations.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Financing activities consist primarily of activity in deposit accounts, overnight borrowings from our correspondent banks and FHLBI advances. The Bank experienced a net increase in total deposits of $25.1 million for the year ended December 31, 2006. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by the Bank and its local competitors and other factors. To help fund the increased loan demand, the Bank has increased its level of public funds CDs.

The Bank’s borrowing position decreased in 2006 to $25.2 million as of December 31, 2006 down from $39.6 million at December 31, 2005. As of December 31, 2006, the Bank had the ability to borrow a total of $15.1 million from the FHLBI based upon the amount of collateral pledged, of which $10.9 million was outstanding at that date. The Bank has contractual payments due on FHLBI advances totaling $9.0 million in 2007. In addition to the FHLBI, the Bank had available borrowings on a line-of-credit of $10.0 million from a correspondent bank, of which $6.6 million was outstanding at December 31, 2006. The Bank also had outstanding advances on repurchase agreements totaling $7.7 million at December 31, 2006, based on the collateral pledged. Additional advances could be obtained through repurchase agreements, provided additional collateral is pledged. Repurchase agreements are terminable upon demand.

Beginning in the first quarter of 2006, the Company became exempt from the Capital Guidelines, as the Board of Governors of the Federal Reserve System increased the asset size threshold from $150 million to $500 million in consolidated assets for determining whether a Bank Holding Company may qualify for an exemption from the Capital Guidelines. Under the revised regulatory financial reporting requirements, the Company will only be required to file parent-only financial data on a semi-annual basis. This change only impacts the Company and the Bank will continue to file necessary regulatory reports.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators regarding components, risk weightings, and other factors. Prompt corrective action provisions are not applicable for bank holding companies. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts, and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined).

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

At December 31, 2006 the Bank was considered well-capitalized under the regulatory framework for prompt corrective action. The Bank’s actual capital amounts and ratios at December 31, 2006 and 2005 and the Company’s capital amounts and ratios at December 31, 2005 are presented in the following table (in millions):

	Actual		Minimum Required For Capital Adequacy Purposes		Minimum Required to be Well-Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2006
Total capital (to risk weighted assets)
Bank of Lenawee	$32.7	12.5%	$20.9	>=8.0%	$26.1	>=10.0%
Tier 1 Capital (to risk weighted assets)
Bank of Lenawee	$29.9	11.4%	$10.5	>=4.0%	$15.7	>=6.0%
Tier 1 Capital (to average assets)
Bank of Lenawee	$29.9	10.4%	$11.5	>=4.0%	$14.4	>=5.0%

December 31, 2005
Total Capital (to risk weighted assets)
Consolidated	$37.3	15.2%	$19.6	>=8.0%	n/a	n/a
Bank of Lenawee	$33.3	13.7%	$19.4	>=8.0%	$24.3	>=10.0%
Tier 1 Capital (to risk weighted assets)
Consolidated	$34.7	14.1%	$9.8	>=4.0%	n/a	n/a
Bank of Lenawee	$30.6	12.6%	$9.7	>=4.0%	$14.5	>=6.0%
Tier 1 Capital (to average assets)
Consolidated	$34.7	12.4%	$11.2	>=4.0%	n/a	n/a
Bank of Lenawee	$30.6	10.7%	$11.5	>=4.0%	$14.3	>=5.0%

Contractual Obligations
The following table presents contractual obligations as of December 31, 2006 (000’s omitted):

	Payments due by period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More than 5 Years

Time deposits	$116,443	$104,220	$8,265	$3,957	$1
Long-term debt obligations (FHLBI advances)	10,885	9,000	1,885	-	-
Capital lease obligations	-	-	-	-	-
Operating lease obligations*	288	78	157	53	-
Purchase agreements	-	-	-	-	-

Total	$127,616	$113,298	$10,307	$4,010	$1

* Annual inflation adjustments to one of the operating lease obligations, based on changes in the Consumers Price Index, may take effect in sixth year of ten year lease, at the discretion of the lessor. Potential inflation adjustments are not estimated in this presentation.

Long-term obligations consist of time deposits (certificates of deposit) and advances from the FHLBI. The above schedule represents principal payments only and does not include interest (where applicable).

The Company has contractual payments due on time deposits and FHLBI advances totaling $104.2 million and $9.0 million, respectively, in 2007. The Company anticipates that a significant portion of maturing time deposits will be renewed and retained. Depending on the economic and competitive conditions at the time of maturity, the rates paid on renewed time deposits may differ from rates currently paid. FHLBI advances may be renewed, and additional advances obtained, at prevailing market rates. At December 31, 2006 the Company had the ability to borrow an additional $4.2 million from the FHLBI based on the amount of collateral pledged. The availability to borrow from the FHLBI varies depending on the amount of collateral available for pledging.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following table presents loan commitments by time period as of December 31, 2006 (000’s omitted):

	Amount of commitment expiration per period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More than 5 Years

Commitments to grant loans	$8,416	$8,416	$-	$-	$-
Unfunded commitments under lines of credit	57,989	42,680	-	-	15,309
Commercial and standby letters of credit	2,430	2,430	-	-	-

Total	$68,835	$53,526	$-	$-	$15,309

Commitments to grant loans are governed by the Company’s credit underwriting standards, as established in the Company’s Loan Policy. As the above schedule illustrates, in general, it is the Company’s practice to grant loan commitments for a finite period of time, usually lasting one year or less. The most significant departure from this practice involves home equity lines of credit (“HELOC’s”). The Company’s HELOC’s have a contractual draw period of 120 months. The Company has the ability to suspend the draw privileges on a HELOC where a default situation or other impairment issue is identified.

Quantitative and Qualitative Disclosures about Market Risk
The Company’s primary market risk exposure is interest rate risk (“IRR”) and, to a lesser extent, liquidity risk. The Company’s transactions are denominated in U.S. dollars with no specific foreign exchange exposure. Also, the Bank has a limited exposure to commodity prices related to agricultural loans. Any impact that changes in foreign exchange rate and commodity prices would have on interest rates is assumed to be insignificant.

Interest rate risk is the exposure of the Company’s financial condition to adverse movements in interest rates. IRR is generated from differences in the maturities or timing of interest rate adjustments of the Company’s assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company’s products such as prepayment and early withdrawal options.

The Company employs several measures to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest income simulation model is the primary tool used to assess IRR. The simulation model is used to estimate the effect that certain changes in interest rate changes would have on twelve months of pretax net interest income assuming an immediate and sustained up or down proportional change in interest rates of 200 basis points. Key assumptions in the model include prepayment speeds of various types of loans, loan volumes and pricing, and management’s determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the model cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions.

The following tables provide information about the Company’s financial instruments that are sensitive to changes in interest rates as of December 31, 2006 and 2005. The Company had no derivative financial instruments, or trading portfolio, as of those dates. The expected maturity date values for loans receivable, mortgage-backed securities and investment securities were calculated without adjusting the instrument’s contractual maturity date for expectations of prepayments. Expected maturity date values for non-maturity interest-bearing core deposits were not based upon estimates of the period over which the deposits would be outstanding, but rather the opportunity for repricing.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following table presents principal/notional contractual maturities at December 31, 2006 (000’s omitted):

Principal Amount Maturing In:

	2007	2008	2009	2010	2011	Thereafter	Total	Fair Value

RATE-SENSITIVE ASSETS
Gross loans	$57,330	$8,070	$13,120	$14,987	$20,386	$132,236	$246,129	$244,383
Average interest rate	8.1%	7.2%	7.2%	7.0%	7.5%	7.2%
Debt & equity securities	$17,277	$-	$95	$986	$1,004	$1,149	$20,511	$20,511
Average interest rate	3.4%	0.0%	5.3%	3.8%	5.7%	5.9%
Other interest-earning assets	$-	$-	$-	$-	$-	$-	$-	$-
Average interest rate	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

RATE-SENSITIVE LIABILITIES
Savings & interest bearing
demand deposits	$73,210	$-	$-	$-	$-	$-	$73,210	$73,210
Average interest rate	1.3%	0.0%	0.0%	0.0%	0.0%	0.0%
Time deposits	$104,220	$6,240	$2,025	$3,498	$459	$1	$116,443	$115,832
Average interest rate	4.8%	3.7%	3.5%	4.8%	4.1%	4.0%
Other borrowings	$23,529	$1,657	$-	$-	$-	$-	$25,186	$25,142
Average interest rate	4.5%	2.9%	0.0%	0.0%	0.0%	0.0%

The following table presents principal/notional contractual maturities at December 31, 2005 (000’s omitted):

	2006	2007	2008	2009	2010	Thereafter	Total	Fair Value

RATE-SENSITIVE ASSETS
Gross loans	$54,724	$10,302	$9,072	$11,275	$16,010	$136,215	$237,598	$235,553
Average interest rate	7.2%	7.1%	6.9%	6.5%	6.7%	6.7%
Debt & equity securities	$11,323	$14,527	$-	$176	$1,091	$1,715	$28,832	$28,832
Average interest rate	3.6%	3.1%	0.0%	5.4%	3.8%	5.2%
Other interest-earning assets	$-	$-	$-	$-	$-	$-	$-	$-
Average interest rate	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

RATE-SENSITIVE LIABILITIES
Savings & interest bearing
demand deposits	$73,486	$-	$-	$-	$-	$-	$73,486	$73,661
Average interest rate	1.2%	0.0%	0.0%	0.0%	0.0%	0.0%
Time deposits	$67,191	$17,503	$3,817	$1,176	$2,222	$-	$91,909	$91,669
Average interest rate	3.4%	3.3%	3.3%	3.4%	4.8%	0.0%
Other borrowings	$31,679	$6,228	$1,657	$-	$-	$5,000	$44,564	$44,321
Average interest rate	4.2%	3.8%	2.9%	0.0%	0.0%	8.4%

Disclosure Controls and Procedures
The Company’s management is responsible for establishing and maintaining adequate internal controls over the financial reporting process to ensure that it is able to collect the information it is required to disclose in the reports it files with the SEC, and to process, summarize and disclose this information within the time periods specified in the rules of the SEC. Additionally, the Company’s principal executive officer (the Company’s chief executive officer) and principal financial officer (the Company’s chief financial officer) are required to evaluate internal controls of the financial reporting process. The framework for evaluating the internal controls of the financial reporting process consists of, but is not limited to, the following criteria:
o	Evaluation of financial reporting internal controls is an on-going process that incorporates the evaluation and review for accuracy and completeness of the various internal and external reporting activities conducted throughout each fiscal year. Such reviews are completed in the normal course of business on a periodic basis consistent with the frequency of the reporting activity and include:

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Review and discussion of various internal reporting activities designed to identify and disclose items of a material nature to management and the Board of Directors.
•	Periodic retention of external specialists to review and analyze various activities.
•	Preparation and review of monthly financial information that is provided to the Board of Directors and management.
•	Review and maintenance of supporting documentation utilized to prepare interim financial information, regulatory reports and quarterly and annual financial statements.
•	Review of interim financial reports and supporting documentation in connection with preparation of financial reports and financial statements to evaluate accuracy and consistency.
•	Evaluation of various estimates and related methodologies, including those typical for banks and bank holding companies. Primarily, these consist of the allowance for loan and lease losses, mortgage servicing rights and tax provisions. Other estimates, including supporting documentation and methodologies, are reviewed, such as accrual of various operating expenses where there is a timing difference between the incurrence of and payment of such expenses.

The Company’s Chief Executive Officer and the Chief Financial Officer, based on such evaluations noted above of the Company’s financial reporting controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) as of the end of the period covered by this Form 10-K Annual Report, have concluded that the Company’s financial reporting controls and procedures were adequate and effective. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparations and presentation.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Common Stock Data
The Company’s common stock is traded on the over-the-counter market under the stock symbol PVLN.OB. There is limited trading volume of the Company’s common shares of stock.

The following table sets forth the range of high and low sales prices of the Company’s common stock during 2006, 2005, and 2004, based on information made available to the Company, as well as per share cash dividends declared during those periods. The prices shown below reflect inter-dealer prices and may not include retail markups, markdowns, or commissions. The Company is not necessarily aware of all trades of its common stock, therefore other transactions at prices outside the ranges listed below may have occurred:

	Sales Prices (1)		Cash
2006	High	Low	Dividends Declared (1)
First Quarter	$49.00	$43.50	$0.24
Second Quarter	$46.50	$44.75	$0.24
Third Quarter	$48.00	$45.50	$0.24
Fourth Quarter	$47.00	$43.25	$0.35

2005
First Quarter	$59.80	$55.00	$0.24
Second Quarter	$67.00	$53.00	$0.24
Third Quarter	$55.00	$50.00	$0.24
Fourth Quarter	$50.25	$46.15	$0.24

2004
First Quarter	$52.50	$48.25	$0.24
Second Quarter	$55.00	$51.30	$0.24
Third Quarter	$65.00	$52.75	$0.24
Fourth Quarter	$61.00	$57.50	$0.50

(1) All per share data has been adjusted to reflect stock splits and stock dividends including a stock dividend of 5% declared on December 19, 2003 and issued on January 30, 2004 to shareholders as of January 16, 2004.

Total authorized shares of the Company’s common stock are 3,000,000, of which 727,852 shares were issued and outstanding as of March 9, 2007. There were approximately 600 shareholders of record, including trusts and shares jointly owned, as of that date.

The holders of the Company’s common stock are entitled to dividends when, as and if declared by the Board of Directors of the Company out of funds legally available for that purpose. Dividends have typically been declared on a quarterly basis. In determining dividends, the Board of Directors considers the earnings, capital requirements and financial condition of the Company and the Bank, along with other relevant factors. The Company’s principal source of funds for cash dividends is the dividends paid to the Company by the Bank. Dividends are declared at the sole discretion of the Board of Directors. Historical practice for dividends is not a guarantee of future dividends. Additionally, the ability of the Company and the Bank to pay dividends is subject to regulatory restrictions and requirements.

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

During the fourth quarter of 2006, the Company made the following repurchases of its common stock:

Period	(a) Total No. of Shares Purchased	(b) Average Price Paid per Share	(c) Total No. of Shares Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum No. (or Approximate Dollar Value) of Shares that May Yet Be Purchased Under the Plans or Programs

October 2006	0	N/A	N/A	N/A
November 2006	0	N/A	N/A	N/A
December 2006	5,329	$47.00	5,329	0

PAVILION BANCORP, INC.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

SHAREHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation’s common stock with that of the cumulative total return on the HEMSCOTTGroup Index and the NASDAQ Stock Market Index for the five-year period ended December 31, 2006. The HEMSCOTTGroup Index is an index composed of 114 banks and bank holding companies located in the Midwest and published by HEMSCOTT, Inc. The following information is based on an investment of $100, on December 31, 2001, in the Corporation’s common stock, the HEMSCOTTGroup Index, and the NASDAQ Stock Market Index, with dividends reinvested. There has been only limited trading in the Corporation’s common stock and the Corporation’s common stock does not trade on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation’s stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.

	2001	2002	2003	2004	2005	2006

Pavilion Bancorp	100.00	88.08	95.08	116.80	99.88	90.12
Regional-Midwest Banks	100.00	95.70	123.04	131.19	125.96	146.02
NASDAQ Market Index	100.00	69.75	104.88	113.70	116.19	128.12

Source: HEMSCOTT, Inc., Richmond, Virginia

PROXY

PAVILION BANCORP, INC.

135 East Maumee Street
Adrian, Michigan 49221

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of shares of capital stock of Pavilion Bancorp, Inc. hereby appoints Douglas L. Kapnick and Richard J. DeVries as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of Pavilion Bancorp, Inc. held of record by the undersigned on March 9, 2007, at the annual meeting of shareholders to be held April 19, 2007, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PAVILION BANCORP, INC.

April 19, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. The election of three directors to be elected for terms expiring in 2010.
[__] FOR ALL NOMINEES

[__] WITHHOLD AUTHORITY
       FOR ALL NOMINEES

[__] FOR ALL EXCEPT
       (See instructions below)

          O Dan R. Hupp
          O Barbara A. Mitzel
          O Emory M. Schmidt

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
——————————————————
To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may
not be submitted via this method.                                    [__]

Signature of Shareholder
Date	2. Proposal to approve the selection of the Corporation's
    auditors for the 2007 fiscal year

    [__] FOR       [__] AGAINST       [__] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting,
    subject to applicable law.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this
Proxy will be voted FOR all nominees listed in Item 1 and FOR the selection of the Corporation's auditors for the 2007 fiscal year in
Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder
Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signed is a partnership of limited liability company, sign in partnership name by authorized person.